Supplemental Operating & Financial Data An S&P 500 Dividend Aristocrats® index member Q1 2026 Exhibit 99.2

Q1 2026 Supplemental Operating & Financial Data 2 Forward-Looking Statements March 31, 2026 FORWARD-LOOKING STATEMENTS This Supplemental Operating & Financial Data presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this presentation, the words “estimate,” “anticipate,” “assume,” “expect,” “believe,” “intend,” “continue,” “should,” “may,” “likely,” “plan,” “seek,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of our business, strategy, plans, and the intentions of management; joint ventures, partnerships, and portfolio including management thereof; our platform; growth and capital strategies including our private capital business, investment pipeline and intentions to acquire or dispose of properties (including geographies, timing, partners, clients and terms); re-leases, re-development and speculative development of properties and expenditures related thereto; operations and results; guidance; our share repurchase program; settlement of shares of common stock sold pursuant to forward sale confirmations under our At-the-Market ("ATM") program; dividends, including the amount, timing and payments of dividends; and macroeconomic and other business trends, including interest rates and trends in the market for long-term leases of freestanding, single-client properties. Forward-looking statements are subject to risks, uncertainties, and assumptions about us which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a real estate investment trust; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding (including the terms, structure and partners of such funding); volatility and uncertainty in the credit and financial markets; other risks inherent in real estate, private capital, credit and mezzanine investments, and joint ventures or co-investment ventures, including solvency, defaults under leases, bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments (including rights of first refusal or rights of first offer), and potential damages from natural disasters; impairments in the value of our real estate assets; volatility and changes in domestic and foreign laws and the application, enforcement or interpretation thereof (including with respect to tax laws and rates); property ownership through co-investment ventures, funds, joint ventures, partnerships and other arrangements which, among other things, may transfer or limit our control of the underlying investments; epidemics or pandemics; the loss of key personnel; the threat and outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; and the anticipated benefits from mergers, acquisitions, co-investment ventures, funds, joint ventures, partnerships and other arrangements; and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this presentation. Past operating results and performance are provided for informational purposes and are not a guarantee of future results. There can be no assurance that historical trends will continue. Actual plans and results may differ materially from what is expressed or forecasted in this presentation and forecasts made in the forward-looking statements discussed in this presentation might not materialize. We do not undertake any obligation to update forward-looking statements or publicly release the results of any forward-looking statements that may be made to reflect events or circumstances after the date these statements were made or to reflect the occurrence of unanticipated events. Additional Information This Supplemental Operating & Financial Data should be read in connection with the company's earnings press release for the three months ended March 31, 2026 (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on May 6, 2026) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data presentation. Third-party logos or references included herein are provided for illustrative purposes only. Realty Income is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the clients or of their products or services pictured or mentioned. The names, logos, and all related product and service names, design marks, and slogans are the trademarks or service marks of their respective owners. Table of Contents ↪

# # Table of Contents Highlights 4 Corporate Overview 6 Highlights 13 Summary Financial Information Financial Summary 15 Consolidated Balance Sheets 16 Consolidated Statements of Income 18 Private Capital Summary 19 Non-GAAP Pro-Rata Financial Information 20 Annualized Pro Forma Cash Net Operating Income (NOI) 21 Funds From Operations (FFO) and Normalized Funds From Operations (Normalized FFO) 22 Adjusted Funds From Operations (AFFO) 24 Capitalization & Financial Ratios 25 Debt Summary 26 Debt Summary by Currency 27 Debt Maturities 28 Adjusted EBITDAre & Coverage Ratios 29 Debt Covenants Transaction Summary 30 Investment Summary 32 Credit Investments 33 Disposition Summary 34 Development Activity Real Estate Portfolio Summary 35 Client Diversification 36 Investment Grade Clients 37 Top 20 Industries 38 Geographic Diversification 39 Property Type Composition Operations 40 Same Store Rental Revenue 42 Leasing Activity 43 Lease Expirations Earnings Guidance 44 Earnings Guidance Analyst Coverage 45 Analyst Coverage Glossary 46 Glossary Appendix 49 Appendix Q1 2026 Supplemental Operating & Financial Data 3

Corporate Overview

CORPORATE PROFILE

Realty Income (NYSE: O), an S&P 500 company, is *real estate partner to the world's leading companies®* . Founded in 1969, we serve our clients as a full-service real estate capital provider. As of March 31, 2026, we have a portfolio of over 15,500 properties in all 50 U.S. states, the United Kingdom ("U.K."), and eight other countries in Europe. We are known as "The Monthly Dividend Company® " and have a mission to invest in people and places to deliver dependable monthly dividends that increase over time. Since our founding, we have declared 670 consecutive monthly dividends and are a member of the S&P 500 Dividend Aristocrats® index for having increased our dividend for over 31 consecutive years. Additional information about the company can be found at www.realtyincome.com.

Corporate Headquarters
11995 El Camino Real
San Diego, CA 92130
Phone: +1 (858) 284-5000
Website: www.realtyincome.com

London Office
3 St James's Square
London, United Kingdom SW1Y 4JU

Phoenix Office
2801 E. Camelback Rd., Suite 160
Phoenix, AZ 85016

Amsterdam Office
Eduard van Beinumstraat 8
Amsterdam, Netherlands 1077 CZ

ONE TEAM SENIOR MANAGEMENT

Neil M. Abraham
EVP, Chief Strategy Officer and President, Realty Income International

Michelle Bushore
EVP, Chief Legal Officer, General Counsel and Secretary

Mark E. Hagan
EVP, Chief Investment Officer

Shannon Kehle
EVP, Chief People Officer

Jonathan Pong
EVP, Chief Financial Officer and Treasurer

Sumit Roy
President, Chief Executive Officer

Gregory J. Whyte
EVP, Chief Operating Officer

CREDIT RATINGS

	Senior Unsecured	Outlook	Commercial Paper
Moody's	A3	Stable	P-2
Standard & Poor's	A-	Stable	A-2

DIVIDEND INFORMATION AS OF MAY 2026

$3.246
current annualized dividend per share

4.2%
compound annual growth rate of dividend since NYSE listing

670
consecutive monthly dividends declared

114
consecutive quarterly dividend increases

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Table of Contents ↪

Q1 2026 Supplemental Operating & Financial Data 5 98.9%(4) occupancy Corporate Overview As of March 31, 2026 (1) Based on Annualized Base Rent. 2.4% of Annualized Base Rent is from other property types. Annualized Base Rent is a supplemental operating measure. Please see the Glossary for our definition of Annualized Base Rent and an explanation of how we utilize this metric. (2) Annualized Base Rent includes 0.6% of rent from clients accounted for on a cash basis. Please see the Glossary for our definition of Annualized Base Rent. (3) Enterprise value is total market value, less cash and cash equivalents, at our pro-rata share. See Capitalization & Financial Ratios page for further detail. (4) Our property-level occupancy rates exclude properties with ancillary leases only, such as cell towers and billboards, and properties with possession pending, and include properties owned by unconsolidated joint ventures. (5) Please see the Glossary for our definition of Assets Under Management ("AUM"). Our Third-Party Private Capital Platform AUM includes assets under management through our U.S. Core Plus Fund and our Managed Insurance and Retirement Annuity vehicle. 15,571 properties 348 million square feet leasable space 1,786 clients 92 industries $5.2B(2) Annualized Base Rent $87B(3) enterprise value 8.7 years weighted average remaining lease term 78.9% retail 15.5% industrial 3.2% gaming Geographies Included in Realty Income's Portfolio Property Type(1) Table of Contents ↪ $3.1B Third-Party Private Capital Platform AUM(5)

Q1 2026 Supplemental Operating & Financial Data 6 Highlights Financial Overview (in USD) Net Income per Share (Diluted) $0.28 $0.22 $0.35 $0.32 $0.33 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Net Debt to Annualized Pro Forma Adjusted EBITDAre 5.4x 5.5x 5.3x 5.3x 5.2x Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 AFFO per Share (Diluted) $1.06 $1.05 $1.08 $1.08 $1.13 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 (1) AFFO, Net Debt to Annualized Pro Forma Adjusted EBITDAre and Total Operational Return are non-GAAP financial measures. Please see the Glossary for our definitions and an explanation of how we utilize these metrics. Please refer to the Appendix for reconciliations. (2) Net Debt to Annualized Pro Forma Adjusted EBITDAre has been recast to conform to the current period presentation. (3) Dividend yield is calculated as the current annualized dividend amount per share divided by prior year ending stock price. (1) Table of Contents ↪ (1)(2) Total Operational Return 13.3% 6.8% 10.2% 8.1% 12.4% 9.2% 2.0% 4.8% 2.1% 6.6% 4.1% 4.8% 5.4% 6.0% 5.8% AFFO/share growth Dividend returns 2022 2023 2024 2025 Q1 2026 Dividend yield AFFO/share growth (1) Current quarter Current quarter dividend yield AFFO/share growth(3) (3)

Q1 2026 Supplemental Operating & Financial Data 7 Highlights (Continued) Portfolio Overview (USD in millions) Number of Properties 12,237 13,458 15,621 15,511 15,571 11,966 13,007 15,099 14,893 14,906 Domestic International Q4 2022 Q4 2023 Q4 2024 Q4 2025 Q1 2026 Occupancy (by number of properties) 99.0% 98.6% 98.7% 98.9% 98.9% Q4 2022 Q4 2023 Q4 2024 Q4 2025 Q1 2026 Number of Clients 1,240 1,326 1,565 1,761 1,786 Q4 2022 Q4 2023 Q4 2024 Q4 2025 Q1 2026 (1) Please see the Glossary for our definition of Gross Asset Value. (2) Our property-level occupancy rates exclude properties with ancillary leases only, such as cell towers and billboards, and properties with possession pending, and include properties owned by unconsolidated joint ventures. (2) Table of Contents ↪ Gross Asset Value ("GAV") $54,577 $63,851 $76,216 $81,574 $83,647 $48,155 $53,673 $64,355 $64,883 $65,863 $5,684 $8,415 $9,917 $12,760 $13,259 Domestic U.K. Europe Q4 2022 Q4 2023 Q4 2024 Q4 2025 Q1 2026 (1) International Current quarter Domestic European Union (E.U.) U.K. Current quarter DomesticDomestic Current quarter International Domestic Current quarter E.U. Current quarter U.K. $4,525 665618 $738 $1,763 $1,944 $3,931 271 451 522

Q1 2026 Supplemental Operating & Financial Data 8 Highlights (Continued) Operational Metrics Adjusted EBITDA Margin (Adjusted EBITDA as % of total revenue) 94.3% 95.1% 94.9% 94.6% 94.7% 2022 2023 2024 2025 Q1 2026 Property Expenses Margin (non-reimbursements) (as % of total revenue) 1.3% 1.1% 1.5% 1.6% 1.3% 2022 2023 2024 2025 Q1 2026 (1) Adjusted EBITDA Margin is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric. Please refer to the Appendix for reconciliations. (2) Total revenue excluding client reimbursements. (3) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs. (4) Please see the Glossary for our definition of Gross Asset Value. (2) Table of Contents ↪ (1)(2) Leasing Recapture Rates 105.9% 104.1% 105.6% 103.9% 103.4% 2022 2023 2024 2025 Q1 2026 Cash G&A Expenses (% of GAV) 21 bps 19 bps 19 bps 21 bps 6 bps 2022 2023 2024 2025 Q1 2026 (3)(4)

Q1 2026 Supplemental Operating & Financial Data 9 Highlights (Continued) Company Metrics (in USD) Annualized Dividends Declared Per Share $2.982 $3.078 $3.168 $3.240 $3.246 Q4 2022 Q4 2023 Q4 2024 Q4 2025 Q1 2026 Annualized Dividend Yield 4.7% 5.4% 5.9% 5.7% 5.3% Q4 2022 Q4 2023 Q4 2024 Q4 2025 Q1 2026 Table of Contents ↪ Same Store Rental Revenue Growth 1.8% 1.9% 0.5% 1.3% 0.8% 2022 2023 2024 2025 Q1 2026 Pro-Rata Net Debt to Total Enterprise Value 29.7% 33.6% 35.9% 35.7% 34.5% Q4 2022 Q4 2023 Q4 2024 Q4 2025 Q1 2026 (1) The annualized dividend yield is calculated as the current annualized dividend amount per share divided by the last reported sale price of our common stock as of the end of the period. (2) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue. (3) Please see the Glossary for our definition of Pro-Rata Net Debt to Total Enterprise Value. Also refer to the Capitalization & Financial Ratios page for further detail. (2) (1) (3)

Q1 2026 Supplemental Operating & Financial Data 10 Real Estate Acquisitions $8,187 $7,184 $2,475 $4,077 $1,433 2022 2023 2024 2025 Q1 2026 Development Investments $808 $1,497 $757 $534 $155 Domestic International 2022 2023 2024 2025 Q1 2026 Other Investments $— $858 $2,132 $1,608 $1,032 Domestic International M&A 2022 2023 2024 2025 Q1 2026 Total Investments $8,995 $9,539 $11,864 $6,219 $2,620 2022 2023 2024 2025 Q1 2026 Highlights (Continued) Capital Deployment – Investment Activity(1) (USD in millions) Table of Contents ↪ (2) (3) $10,600 3, 32 (1) Investment amounts reflect adjustments for our Pro-Rata Share based on our proportionate economic ownership of our joint ventures (which adds our economic ownership percentage of unconsolidated entities and deducts noncontrolling interests). Please see our definition of Pro-Rata Share in the Glossary for more information. (2) Other investments includes credit investments, which commenced in 2023. (3) Other investments for the year ended December 31, 2024 includes the approximately $10.0 billion total purchase price, inclusive of debt assumed, related to the merger with Spirit Realty Capital, Inc. ("Spirit"). International Domestic U.S. Core Plus Fund Current Year International Current Year Domestic Current Year U.S. Core Plus Fund International Domestic Mergers U.S. Core Plus Fund Current Year Domestic Current Year International Current Year U.S. Core Plus Fund International Domestic Merger Current Year Domestic Current Year International International Domestic Current Year International Current Year Domestic

Q1 2026 Supplemental Operating & Financial Data 11 Highlights (Continued) Capital Deployment – Initial Weighted Average Cash Yields(1) Other Investments —% 8.7% 8.9% 8.2% 7.8% 2022 2023 2024 2025 Q1 2026 Real Estate Acquisitions 6.0% 7.0% 7.0% 7.0% 6.7% 2022 2023 2024 2025 Q1 2026 Development Investments 5.3% 6.8% 7.4% 7.4% 7.4% 2022 2023 2024 2025 Q1 2026 Total Investments 5.9% 7.1% 7.4% 7.3% 7.1% 2022 2023 2024 2025 Q1 2026 (1) Initial Weighted Average Cash Yield is a supplemental operating measure and reflects adjustments for our Pro-Rata Share based on our proportionate economic ownership of our joint ventures (which adds our economic ownership percentage of unconsolidated entities and deducts noncontrolling interests). Please see our definition of Initial Weighted Average Cash Yield and Pro-Rata Share in the Glossary for more information. (2) The Initial Weighted Average Cash Yield for other investments includes credit investments, which commenced in 2023, and excludes properties assumed in connection with our merger with Spirit in 2024. Table of Contents ↪ (2)

Highlights (Continued)

Private Capital Metrics (USD in millions)


U.S. Core Plus Fund AUM(1)
$2,674
$2,718
$1,914
$2,076
$760
$642
$—
$—
$—
Q4 2022
Q4 2023
Q4 2024
Q4 2025
Q1 2026
Realty Income Pro-Rata Share(2)
Third-party investor's share
Current Quarter Realty Income Pro-Rata Share(2)
Current Quarter Third-party investor's share


Managed Insurance and Retirement Annuity AUM(1)
$2,041
$1,000
$1,041
$—
$—
$—
$—
Q4 2022
Q4 2023
Q4 2024
Q4 2025
Q1 2026
Realty Income Pro-Rata Share(2)
Third-party investor's share


Fee Earning Equity Under Management(3)
$1,331
$586
$—
$—
$—
Q4 2022
Q4 2023
Q4 2024
Q4 2025
Q1 2026


Management Fee Income
$2.0
$0.8
$—
$—
$—
Q4 2022
Q4 2023
Q4 2024
Q4 2025
Q1 2026

(1) Please see the Glossary for our definition of Assets Under Management ("AUM").

(2) Reflects our proportionate economic ownership of the AUM by deducting noncontrolling interests. Please see our definition of Pro-Rata Share in the Glossary for more information.

(3) Please see the Glossary for our definition of Fee-Earning Equity Under Management ("FEEUM"). FEEUM excludes equity related to our partnership with Apollo as the transaction closed on March 31, 2026.

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Table of Contents

Summary Financial Information

(USD in millions)

	Three Months Ended								
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Capital Deployment									
Investment Activity[1]									
Real estate acquisitions	$ 1,433	$ 1,350	$ 830	$ 871	$ 1,026	$ 1,316	$ 594	$ 246	$ 319
Development investments	$ 155	$ 163	$ 148	$ 78	$ 145	$ 150	$ 146	$ 182	$ 279
Other investments[2]	$ 1,032	$ 801	$ 384	$ 222	$ 201	$ 254	$ —	$ 378	$ 9,968
Total investment activity	$ 2,620	$ 2,314	$ 1,362	$ 1,171	$ 1,372	$ 1,720	$ 740	$ 806	$ 10,566
Initial Weighted Average Cash Yields[1]									
Real estate acquisitions	6.7%	6.9%	7.1%	7.1%	7.0%	6.5%	7.4%	7.9%	8.2%
Development investments	7.4%	7.4%	7.4%	7.3%	7.3%	7.6%	7.5%	7.3%	7.3%
Other investments[3]	7.8%	7.4%	9.0%	7.5%	10.2%	10.1%	N/A	8.1%	N/A
Total investments	7.1%	7.1%	7.7%	7.2%	7.5%	7.1%	7.4%	7.9%	7.8%
Operations Overview									
Adjusted EBITDA margin (Adjusted EBITDA as % of total revenue)[4]	94.7%	94.4%	94.3%	94.8%	95.1%	94.5%	95.2%	94.9%	95.2%
Cash G&A expenses (% of GAV)[5][6]	6 bps	6 bps	6 bps	5 bps	5 bps	5 bps	5 bps	5 bps	4 bps
Property expenses (non-reimbursements)(% of total revenue)[4]	1.3%	1.8%	1.7%	1.5%	1.5%	1.6%	1.4%	1.5%	1.4%
Leasing recapture rates	103.4%	104.9%	103.5%	103.4%	103.9%	107.4%	105.0%	105.7%	104.3%
Same Store Rental Revenue growth (percent)[7]	0.8%	1.1%	1.3%	1.1%	1.3%	0.8%	0.2%	0.2%	0.8%
Cash basis bad debt reserves[8]	$ 6.4	$ 5.1	$ 4.0	$ 10.9	$ 6.2	$ 8.1	$ 7.0	$ 8.0	$ 1.2
Lease termination income	$ 40.2	$ 18.9	$ 27.3	$ 1.8	$ 0.9	$ 2.8	$ 0.3	$ 13.0	$ 0.1

(1) Investment amounts and Initial Weighted Average Cash Yields reflect adjustments for our Pro-Rata Share based on our proportionate economic ownership of our joint ventures (which adds our economic ownership percentage of unconsolidated entities and deducts noncontrolling interests). Please see our definitions of Pro-Rata Share and Initial Weighted Average Cash Yield in the Glossary for more information.

(2) Other investments for the three months ended March 31, 2024 includes the approximately $10.0 billion total purchase price, inclusive of debt assumed, related to the merger with Spirit.

(3) Initial Weighted Average Cash Yield excludes properties assumed in connection with our merger with Spirit.

(4) Total revenue excluding client reimbursements.

(5) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs.

(6) Please see the Glossary for our definition of Gross Asset Value.

(7) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue.

(8) Represents reserves to rental revenues, exclusive of non-cash reserves.

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Table of Contents

Summary Financial Information (Continued)

(USD in millions)

	As of								
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Portfolio Highlights									
GAV[6]									
U.S.	$ 65,863	$ 64,883	$ 63,994	$ 64,396	$ 64,339	$ 64,355	$ 63,571	$ 63,778	$ 64,357
U.K.	$ 13,259	$ 12,760	$ 12,475	$ 11,978	$ 10,846	$ 9,917	$ 10,057	$ 9,174	$ 8,684
E.U.	$ 4,525	$ 3,931	$ 3,270	$ 3,194	$ 2,331	$ 1,944	$ 1,907	$ 1,803	$ 1,680
Total GAV[6]	$ 83,647	$ 81,574	$ 79,739	$ 79,568	$ 77,516	$ 76,216	$ 75,535	$ 74,755	$ 74,721
Number of properties	15,571	15,511	15,542	15,606	15,627	15,621	15,457	15,450	15,485
Occupancy - by number of properties[9]	98.9%	98.9%	98.7%	98.6%	98.5%	98.7%	98.7%	98.8%	98.6%
Number of clients	1,786	1,761	1,647	1,630	1,598	1,565	1,552	1,551	1,552
Leverage Metrics									
Net Debt and Preferred Stock to Annualized Pro Forma Adjusted EBITDAre[10]	5.2x	5.3x	5.3x	5.5x	5.4x	5.3x	5.4x	5.3x	5.4x
Pro-rata Net Debt to Total Enterprise Value[11]	34.5%	35.7%	34.0%	35.1%	34.5%	35.9%	32.4%	35.9%	35.1%
Debt Covenant Metrics									
Limitation on incurrence of total debt[12]	41.4%	41.4%	41.9%	42.0%	41.4%	41.1%	41.5%	41.0%	41.0%
Limitation on incurrence of secured debt[12]	0.2%	0.2%	0.2%	0.2%	0.2%	0.3%	0.4%	0.4%	0.4%
Debt service and fixed charge coverage (trailing 12 months)[12][13]	4.7x	4.7x	4.6x	4.5x	4.7x	4.7x	4.6x	4.7x	4.5x
Maintenance of total unencumbered assets[12]	242.5%	242.7%	239.5%	238.7%	242.2%	244.5%	239.9%	242.9%	242.5%

(9) Our property-level occupancy rates exclude properties with ancillary leases only, such as cell towers and billboards, and properties with possession pending, and include properties owned by unconsolidated joint ventures.

(10) Net Debt and Preferred Stock to Annualized Pro Forma Adjusted EBITDAre is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric. Net Debt and Preferred Stock to Annualized Pro Forma Adjusted EBITDAre has been recast to conform to the current period presentation. Please refer to the Appendix for reconciliations.

(11) Please see the Glossary for our definition of Pro-Rata Net Debt to Total Enterprise Value. Also refer to the Capitalization & Financial Ratios page for further detail.

(12) Represents key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations are not based on U.S. GAAP measurements. See Debt Covenants page for further detail.

(13) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on the first day of such four-quarter period, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of the first date of the four-quarter period nor does it purport to reflect our debt service coverage ratio for any future period. See Debt Covenants page for further detail.

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Table of Contents

Q1 2026 Supplemental Operating & Financial Data 15 March 31, 2026 December 31, 2025 ($) ($) ASSETS Real estate held for investment, at cost:     Land 18,628,769 18,368,029 Buildings and improvements 44,464,843 43,824,410 Total real estate held for investment, at cost 63,093,612 62,192,439 Less accumulated depreciation and amortization (9,092,291) (8,778,536) Real estate held for investment, net 54,001,321 53,413,903 Real estate and lease intangibles held for sale, net 139,939 91,784 Cash and cash equivalents 373,543 434,842 Accounts receivable, net 1,117,143 1,053,487 Lease intangible assets, net 5,648,504 5,717,241 Goodwill 4,932,199 4,932,199 Investment in unconsolidated entities 1,320,826 1,256,456 Other assets, net 7,021,229 5,895,700 Total assets 74,554,704 72,795,612 LIABILITIES AND EQUITY Distributions payable 254,736 255,171 Accounts payable and accrued expenses 953,204 1,060,969 Lease intangible liabilities, net 1,478,512 1,493,958 Other liabilities 1,003,644 1,066,809 Revolving credit facilities and commercial paper 2,309,059 2,023,414 Term loans, net 2,370,548 1,701,615 Mortgages payable, net 37,420 37,761 Notes payable, net 24,911,912 25,031,947 Total liabilities 33,319,035 32,671,644 Stockholders’ equity:     Common stock and paid in capital, par value $0.01 per share, 1,300,000 shares authorized, 932,474 and 933,975 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively 49,984,064 49,861,660 Distributions in excess of net income (10,973,813) (10,527,984) Accumulated other comprehensive income 137,234 105,019 Total stockholders’ equity 39,147,485 39,438,695 Noncontrolling interests 2,088,184 685,273 Total equity 41,235,669 40,123,968 Total liabilities and equity 74,554,704 72,795,612 Consolidated Balance Sheets (USD and shares in thousands, except per share amounts) (unaudited) Table of Contents ↪

Q1 2026 Supplemental Operating & Financial Data 16 Three months ended March 31, 2026 2025 ($) ($) REVENUE   Rental (including reimbursements) 1,440,817 1,313,057 Interest income on financing receivables 32,130 32,635 Interest and dividend income on loans and preferred equity investments 70,110 34,736 Other 5,670 77 Total revenue 1,548,727 1,380,505 EXPENSES Depreciation and amortization 630,275 608,935 Interest 291,940 268,374 Property (including reimbursements) 116,843 106,681 General and administrative 58,885 44,044 Provisions for impairment 129,268 116,589 Merger, transaction, and other costs, net 10,787 279 Total expenses 1,237,998 1,144,902 Gain on sales of real estate 35,642 22,537 Foreign currency and derivative loss, net (17,020) (2,545) Equity in earnings of unconsolidated entities 2,669 4,357 Other income, net 15,110 7,167 Income before income taxes 347,130 267,119 Income taxes (26,195) (15,657) Net income 320,935 251,462 Net income attributable to noncontrolling interests (9,169) (1,647) Net income available to common stockholders 311,766 249,815 Net income available to common stockholders per common share, basic and diluted 0.33 0.28 Consolidated Statements of Income (USD in thousands, except per share amounts) (unaudited) Refer to the next page for supplementary information to the Consolidated Statements of Income. Table of Contents ↪

Q1 2026 Supplemental Operating & Financial Data 17 Consolidated Statements of Income (continued) (USD in thousands) (unaudited) Supplementary Information Three months ended March 31, 2026 ($) 2025 ($) Minimum rent 1,305,578 1,222,667 Tenant reimbursement income 97,485 87,378 Straight-line rents 41,225 45,512 Above and below-market lease amortization (45,684) (47,634) Percentage rent 4,203 5,808 Lease termination income 40,198 921 Other rent 2,087 2,797 Reserves to rental revenue (4,275) (4,392) Total rental revenue (including reimbursements) 1,440,817 1,313,057 Table of Contents ↪

Private Capital Summary

(USD in thousands)

Vehicle	Asset Class	Structure	Established	Region	Consolidated/ Unconsolidated	Realty Income Ownership % March 31, 2026
Managed Insurance and Retirement Annuity AUM	Retail	Perpetual Insurance and Annuity	2026	U.S	Consolidated	51.0%
U.S. Core Plus Fund	Industrial/Retail	Open End Core Plus	2025	U.S	Consolidated	38.5%
Passport Park Joint Venture	Industrial	Joint Venture	2024	U.S	Unconsolidated	95.0%
Data Center Joint Venture	Data Center	Joint Venture	2023	U.S	Unconsolidated	80.0%
Bellagio Las Vegas Joint Venture	Gaming	Joint Venture	2023	U.S	Unconsolidated	21.9%
Other Consolidated Joint Ventures	Various	Joint Venture	Various	Various	Consolidated	90% - 99%

Vehicle	At 100%(1)		Realty Income's Pro-Rata Share(2)	
	GAV(3) ($)	Debt(4) ($)	GAV(3) ($)	Debt(4) ($)
Managed Insurance and Retirement Annuity AUM	1,963,879	—	1,001,578	—
U.S. Core Plus Fund	2,222,176	125,000	855,538	48,125
Passport Park Joint Venture	154,049	—	146,347	—
Data Center Joint Venture	531,384	—	425,107	—
Bellagio Las Vegas Joint Venture	4,712,081	3,010,000	1,031,946	659,190
Other Consolidated Joint Ventures	4,477,737	—	4,162,868	—
Total	**14,061,306**	**3,135,000**	**7,623,384**	**707,315**

(1) Amounts represent balance sheet information of the entire vehicle at 100%, not Realty Income's proportionate share. Amounts are presented at Realty Income's adjusted basis derived from the vehicles' U.S. GAAP information and may not be comparable to amounts reflected in the vehicles' stand alone financial statements calculated on a different basis.

(2) Our Pro-Rata Share reflects our proportionate economic ownership of our joint ventures (which adds our economic ownership percentage of unconsolidated entities and deducts noncontrolling interests). Please see our definition of Pro-Rata Share in the Glossary for more information.

(3) Please see the Glossary for our definition of Gross Asset Value.

(4) Amounts represent principal balance outstanding.

REALTY INCOME

Q1 2026 Supplemental Operating & Financial Data 18

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Q1 2026 Supplemental Operating & Financial Data 19 Three Months Ended March 31, 2026 Noncontrolling interests in consolidated subsidiaries(1) Company's share from unconsolidated entities(2) ($) ($) Minimum rent 24,092 20,273 Tenant reimbursement income 3,270 2,120 Straight-line rents 1,399 4,024 Above and below-market lease amortization (902) 911 Percentage rent 19 — Other rent 134 — Interest income on financing receivables 652 3 Other 935 8 Total Revenue 29,599 27,339 Depreciation and amortization 11,408 9,005 Interest 2,257 10,422 Tenant reimbursement expense 3,270 710 Non-reimbursable expenses 115 — General and administrative 1,840 1,186 Provisions for impairment 729 — Merger, transaction, and other costs, net 947 — Total Expense 20,566 21,323 Gain (loss) on sales of real estate 107 (473) Other income, net 199 — Income taxes (170) (37) Net income 9,169 5,506 Preferred stock dividends — (2,837) Net income available to common stockholders 9,169 2,669 Non-GAAP Pro-Rata Financial Information (USD in thousands) (unaudited) Table of Contents ↪ (1) Noncontrolling interests represent outside ownership interests of our limited partners and joint venture partners in consolidated entities not wholly-owned by us which are included on a single line presentation in our consolidated financial statements in accordance with GAAP. Noncontrolling interests are deducted when calculating our Pro-Rata Share in these partnerships. Please see our definition of Pro-Rata Share in the Glossary for more information. (2) Represents our Pro-Rata Share of investments in unconsolidated joint ventures which are included on a single line presentation in our consolidated financial statements in accordance with GAAP. Please see our definition of Pro-Rata Share in the Glossary for more information.

Q1 2026 Supplemental Operating & Financial Data 20 Three Months Ended March 31, 2026 ($) Total rental revenues 1,440,817 Interest income on financing receivables(1) 32,130 Less: Tenant reimbursement income (97,485) Less: Straight-line rental revenue (41,225) Plus: Amortization of above and below-market leases, net 13,880 Less: Other non-cash adjustments (38) Consolidated cash rental revenues 1,348,079 Plus: Pro-Rata Share of unconsolidated cash revenues(2) 20,276 Less: Noncontrolling interest share of cash revenues(2) (24,897) Plus: Cash income on loans and preferred equity investments 69,778 Pro-Rata cash revenues 1,413,236 Less: Non-reimbursable expenses (19,358) Less: Pro-Rata Share of unconsolidated expenses(2) — Plus: Noncontrolling interest share of non-reimbursable expenses(2) 115 Pro-Rata Cash NOI(3) 1,393,993 Plus: Pro forma adjustments for real estate transactions(4) 2,224 Plus: Pro forma adjustments for loans and preferred equity investments(4) 15,664 Pro Forma Cash NOI(3) 1,411,881 Annualized Pro Forma Cash NOI(5) 5,647,524 Less: Lease termination income (40,198) Pro Forma Cash NOI, Excluding Lease Termination Income 1,371,683 Annualized Pro Forma Cash NOI, Excluding Lease Termination Income(5) 5,486,732 Annualized Pro Forma Cash Net Operating Income ("NOI") (USD in thousands) (unaudited) Table of Contents ↪ (1) For properties we acquire that qualify as sale-leaseback transactions and for which the purchase price is in excess of the fair value of the real estate acquired, the difference is accounted for as income from financing receivables. (2) Please see the Non-GAAP Pro-rata Financial Information page for additional details. (3) Please see the Glossary for a description of our non-GAAP measures and for details on how each measure is calculated. (4) Adjusts for transactions completed during the period, as if the transaction had been consummated at the beginning of the relevant period. Assumes rental recognition started at the beginning of the relevant period for completed developments. (5) Annualized Pro Forma Cash NOI and Annualized Pro Forma Cash NOI, Excluding Lease Termination Income are calculated by multiplying Pro Forma Cash NOI and Pro Forma Cash NOI, Excluding Lease Termination Income, respectively, by four.

Q1 2026 Supplemental Operating & Financial Data 21 The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and Normalized FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO and Normalized FFO per share computations. Three months ended March 31 2026 2025 ($) ($) Net income available to common stockholders 311,766 249,815 Depreciation and amortization 630,275 608,935 Depreciation of furniture, fixtures and equipment (787) (538) Provisions for impairment of real estate 90,165 97,418 Gain on sales of real estate (35,642) (22,537) Proportionate share of adjustments for unconsolidated entities 9,478 6,255 FFO adjustments allocable to noncontrolling interests (11,654) (1,693) FFO available to common stockholders 993,601 937,655 FFO allocable to dilutive noncontrolling interests 2,033 2,425 Diluted FFO 995,634 940,080 FFO available to common stockholders 993,601 937,655 Merger, transaction, and other costs, net(2) 10,787 279 Normalized FFO available to common stockholders 1,004,388 937,934 Normalized FFO allocable to dilutive noncontrolling interests 2,033 2,425 Diluted Normalized FFO 1,006,421 940,359 FFO per common share: Basic 1.07 1.05 Diluted 1.06 1.05 Normalized FFO per common share: Basic 1.08 1.05 Diluted 1.07 1.05 Distributions paid to common stockholders 758,032 711,824 FFO after distributions 235,569 225,831 Normalized FFO after distributions 246,356 226,110 Weighted average number of common shares used for FFO and Normalized FFO: Basic 931,977 891,666 Diluted 937,128 895,033 FFO and Normalized FFO(1) (USD and shares in thousands, except per share amounts) (unaudited) (1) FFO and Normalized FFO are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics. (2) During the three months ended March 31, 2026, we incurred $10.8 million of merger, transaction, and other costs, net, primarily consisting of costs incurred directly attributable to acquisitions during the quarter and placement fees incurred in fundraising for the U.S. Core Plus Fund. Table of Contents ↪

Q1 2026 Supplemental Operating & Financial Data 22 The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to Normalized FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations. Refer to the next page for footnotes. Three months ended March 31 2026 2025 ($) ($) Net income available to common stockholders 311,766 249,815 Cumulative adjustments to calculate Normalized FFO(2) 692,622 688,119 Normalized FFO available to common stockholders 1,004,388 937,934 Debt-related non-cash items: Amortization of net debt discounts and deferred financing costs 15,378 6,633 Amortization of acquired interest rate swap value(3) 1,531 3,711 Capital expenditures from operating properties: Leasing costs and commissions (1,354) (880) Recurring capital expenditures (170) (19) Other non-cash items: Non-cash change in allowance for credit losses 39,103 19,171 Amortization of share-based compensation 11,383 5,899 Straight-line rent and expenses, net (39,510) (43,812) Amortization of above and below-market leases, net 13,880 15,326 Deferred tax expense (benefit) 1,437 (104) Proportionate share of adjustments for unconsolidated entities (454) 37 Executive severance charge(4) 1,591 — Other adjustments(5) 10,350 5,820 AFFO available to common stockholders 1,057,553 949,716 AFFO allocable to dilutive noncontrolling interests 2,434 2,401 Diluted AFFO 1,059,987 952,117 AFFO per common share: Basic 1.13 1.07 Diluted 1.13 1.06 Distributions paid to common stockholders 758,032 711,824 AFFO after distributions 299,521 237,892 Weighted average number of common shares used for AFFO: Basic 931,977 891,666 Diluted 937,128 895,033 AFFO(1) (USD and shares in thousands, except per share amounts) (unaudited) Table of Contents ↪

Q1 2026 Supplemental Operating & Financial Data 23 (1) AFFO is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric. (2) Refer to the reconciling items for Normalized FFO presented on the FFO and Normalized FFO page. (3) Includes the amortization of the purchase price allocated to interest rate swaps acquired in the merger with Spirit. (4) The executive severance charge reflects certain benefits related to our Chief Legal Officer's expected departure in September 2026. (5) Includes primarily non-cash foreign currency losses (gains) from remeasurement to USD, mark-to-market adjustments on investments and derivatives that are non-cash in nature, obligations related to financing lease liabilities, and adjustments allocable to noncontrolling interests. AFFO(1) (Continued) (USD and shares in thousands, except per share amounts) (unaudited) Table of Contents ↪

Capitalization & Financial Ratios

as of March 31, 2026 (USD in millions and shares in thousands, except per share data)

Capitalization

Equity	Shares/Units	Stock Price ($)	Market Value ($)
Common Stock[1]	932,474	61.18	57,049
Common Units[2]	2,682	61.18	164
Subtotal			**57,213**

Debt	Total at our Pro-Rata Share[3] ($)
Senior Unsecured Notes and Bonds	25,229
Unsecured Term Loans	2,383
Revolvers and Commercial Paper	2,232
Mortgages Payable	697
Subtotal	**30,541**

Liquidity [4]

	Total at our Pro-Rata Share[3] ($)
Cash and cash equivalents[5]	388
Availability under credit facilities [6]	2,714
Unsettled ATM forwards	1,218
Less: commercial paper borrowings	(415)
Subtotal	**$ 3,905**

Dividend Data

	2026	2025	Year-Over-Year Growth Rate (%)
Common Dividend Paid per Share	$ 0.8100	$ 0.7960	1.8
AFFO per Share (diluted)	$ 1.13	$ 1.06	6.6
AFFO Payout Ratio	71.7%	75.1%	



Foreign Currency Exposure
$87,754
Non-USD, 12.9%
USD, 87.1%
$30,541
Non-USD, 37.2%
USD, 62.8%
$57,213
USD, 100%
Total Market Value
Pro-Rata Debt
Equity



Enterprise Value[7]
Total Market Value: $87,754
Equity
$57,213
Pro-Rata
Debt
$30,541
Pro-Rata Cash
and Cash
Equivalents
$(388)
Total Enterprise Value: $87,366

(1) As of May 6, 2026, ATM forward agreements for a total of 23.6 million shares remain unsettled with total expected net proceeds of approximately $1.4 billion (assuming full physical settlement of all outstanding shares of common stock, subject to forward sale agreements and certain assumptions made with respect to settlement dates).

(2) Consists of common units issued by Realty Income Limited Partnership and held by third parties.

(3) Please see the Glossary for our definition of Pro-Rata Share for more information.

(4) We use our unsecured revolvers as a liquidity backstop for the repayment of the notes issued under our commercial paper programs.

(5) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures. Calculated as cash and cash equivalents per the consolidated balance sheet of $373.5 million, plus our Pro-Rata Share of unconsolidated entities cash of $23.6 million, less adjustments allocable to noncontrolling interests of $8.7 million.

(6) As of March 31, 2026, our availability under the Realty Income revolving credit facilities ("RI Revolving Credit Facilities") with a total capacity of $4.0 billion and our Pro-Rata Share of availability under the Fund Revolving Credit Facilities with a total capacity of $1.38 billion.

(7) Enterprise value is total market value, less cash and cash equivalents at our Pro-Rata Share.

REALTY INCOME
Q1 2026 Supplemental Operating & Financial Data 24
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Debt Summary

as of March 31, 2026 (USD in millions)

	Maturity Dates	Consolidated Debt Principal ($)	Pro-Rata Share[1] Total Debt Principal ($)	End of Period Interest Rate[2] (%)	Weighted Average Years To Maturity
Senior Unsecured Notes and Bonds					
49 series of senior unsecured notes and bonds	2026 - 2054	25,228.6	25,228.6	3.85	5.9
Unsecured Term Loans					
Term Loans	2027 - 2036	2,383.4	2,383.4	4.11	4.1
Revolvers and Commercial Paper					
RI Revolving Credit Facilities [3]	2027 - 2029	1,769.2	1,769.2	3.48	1.6
Fund Revolving Credit Facilities [3]	2029	125.0	48.1	4.73	3.1
Commercial Paper [4]	2026	414.9	414.9	2.80	0.1
Mortgages Payable					
9 mortgages on 15 properties [5]	2026 - 2030	37.5	696.7	3.73	3.6
	Total Debt Principal	**29,958.6**	**30,540.9**	**3.84**	**5.3**
	Unamortized net discounts and deferred financing costs	**(329.7)**	**(398.3)**		
	Total Debt, Net	**29,628.9**	**30,142.6**		
	Total Fixed Rate Debt Principal	**27,649.5**	**28,308.7**		
	Total Variable Rate Debt Principal	**2,309.1**	**2,232.2**		
	Total Fixed Rate Debt Percentage	**92.3%**	**92.7%**		
	Total Variable Rate Debt Percentage	**7.7%**	**7.3%**		

(1) Reflects adjustments based on our proportionate economic ownership of our joint ventures. Please see our definition of Pro-Rata Share in the Glossary for more information.

(2) Calculated as the weighted average interest rate as of March 31, 2026. The weighted average interest rates reflect the effective fixed rate for floating rate debt that is fixed through interest rate swaps.

(3) As of March 31, 2026, our unsecured revolving credit facilities totaled $5.38 billion on a consolidated basis, consisting of the RI Revolving Credit Facilities with a total capacity of $4.0 billion, bifurcated into two $2.0 billion tranches, and the Fund Revolving Credit Facilities, which included a $1.0 billion revolving credit facility and a $380.0 million delayed draw term loan.

(4) As of March 31, 2026, we have a USD-denominated unsecured commercial paper program, under which we may issue unsecured commercial paper notes up to a maximum aggregate amount outstanding of $1.5 billion, and a EUR-denominated unsecured commercial paper program, which permits us to issue additional unsecured commercial notes up to a maximum aggregate amount of $1.5 billion (or foreign currency equivalent).

(5) Includes the Pro-Rata Share of a mortgage on an unconsolidated joint venture.

REALTY INCOME

Q1 2026 Supplemental Operating & Financial Data 25

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Q1 2026 Supplemental Operating & Financial Data 26 Debt Summary by Currency as of March 31, 2026 (USD in millions) Pro-Rata Share(1) Currency Revolvers and Commercial Paper ($) Unsecured Term Loans ($) Mortgages Payable ($) Senior Unsecured Notes and Bonds ($) Proportionate Share of Joint Venture Debt(1) ($) Total Debt Principal ($) End of Period Interest Rate(2) (%) USD 221.0 1,193.9 37.5 17,161.0 582.3 19,195.7 3.93 EUR 1,266.7 — — 2,761.1 — 4,027.8 3.73 GBP 821.4 1,189.5 — 5,306.5 — 7,317.4 3.66 Total 2,309.1 2,383.4 37.5 25,228.6 582.3 30,540.9 3.84 (1) Reflects adjustments based on our proportionate economic ownership of our joint ventures. Please see our definition of Pro-Rata Share in the Glossary for more information. (2) Calculated as the weighted average interest rate as of March 31, 2026. The weighted average interest rates reflect the effective fixed rate debt for floating rate debt that is fixed through interest rate swaps. 13.2% EUR 24.0% GBP 62.8% USD Pro-Rata Debt by Currency as of March 31, 2026 Table of Contents ↪

Debt Maturities

as of March 31, 2026 (USD in millions)

Year Principal Due	Consolidated Fixed Rate Debt: Unsecured Term Loans ($)	Consolidated Fixed Rate Debt: Mortgages Payable ($)	Consolidated Fixed Rate Debt: Senior Unsecured Notes and Bonds ($)	Consolidated Fixed Rate Debt: Subtotal ($)	Consolidated Variable Rate Debt: RI Revolving Credit Facilities ($)	Consolidated Variable Rate Debt: Fund Revolving Credit Facilities ($)	Consolidated Variable Rate Debt: Commercial Paper ($)	Total Consolidated Debt Principal ($)	Proportionate Share of Joint Venture Debt[(1)] ($)	Pro-Rata Share[(1)]: Total Debt Principal ($)	Pro-Rata Share[(1)]: End of Period Interest Rate[(2)]: Fixed Rate Debt (%)	Pro-Rata Share[(1)]: End of Period Interest Rate[(2)]: Variable Rate Debt (%)	Pro-Rata Share[(1)]: End of Period Interest Rate[(2)]: Blended Rate (%)
2026	—	11.6	1,550.0	1,561.6	—	—	414.9	1,976.5	—	1,976.5	4.48	2.80	4.13
2027	500.0	22.4	2,358.9	2,881.3	1,342.3	—	—	4,223.6	—	4,223.6	2.81	3.17	2.92
2028	1,189.5	1.3	2,499.8	3,690.6	—	—	—	3,690.6	—	3,690.6	3.55	—	3.55
2029	—	1.3	3,674.4	3,675.7	426.9	125.0	—	4,227.6	582.3	4,809.9	3.82	4.48	3.89
2030	—	0.9	2,446.4	2,447.3	—	—	—	2,447.3	—	2,447.3	3.74	—	3.74
Thereafter	693.9	—	12,699.1	13,393.0	—	—	—	13,393.0	—	13,393.0	4.16	—	4.16
Total	**2,383.4**	**37.5**	**25,228.6**	**27,649.5**	**1,769.2**	**125.0**	**414.9**	**29,958.6**	**582.3**	**30,540.9**	**3.87**	**3.38**	**3.84**

(1) Reflects adjustments based on our proportionate economic ownership of our joint ventures. Please see our definition of Pro-Rata Share in the Glossary for more information.

(2) Calculated as the weighted average interest rate as of March 31, 2026. The weighted average interest rates reflect the effective fixed rate for floating rate debt that is fixed through interest rate swaps.

REALTY INCOME

Q1 2026 Supplemental Operating & Financial Data 27

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Adjusted EBITDA*re* & Coverage Ratios

(USD in thousands) (unaudited)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA*re* AND ANNUALIZED PRO FORMA ADJUSTED EBITDA*re*[1]

		Three months ended March 31, 2026
Net income	$	320,935
Interest		291,940
Income taxes		26,195
Depreciation and amortization		630,275
Executive severance charge[2]		1,591
Provisions for impairment		129,268
Merger, transaction, and other costs, net		10,787
Gain on sales of real estate		(35,642)
Foreign currency and derivative loss, net		17,020
Equity in earnings of unconsolidated entities		(2,669)
Adjusted EBITDA*re*[1]	**$**	**1,389,700**
Annualized Adjusted EBITDA*re*[3]	$	5,558,800
Annualized Pro Forma Adjustments[4]		143,520
Annualized Pro Forma Adjusted EBITDA*re*[1]	**$**	**5,702,320**
Total debt per the consolidated balance sheet, excluding deferred financing costs and net discounts	$	29,958,566
Less: Cash and cash equivalents		(373,543)
Net Debt	**$**	**29,585,023**
Net Debt/Annualized Pro Forma Adjusted EBITDA*re*[1]		5.2x

DEBT SERVICE & FIXED CHARGE COVERAGE[5]


4.7x
4.5x
4.6x
4.7x
4.7x
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

(1) Adjusted EBITDA*re*, Annualized Pro Forma Adjusted EBITDA*re*, and Net Debt/Annualized Pro Forma Adjusted EBITDA*re* are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

(2) The executive severance charge reflects certain benefits related to our Chief Legal Officer's expected departure in September 2026.

(3) We calculate Annualized Adjusted EBITDA*re* by multiplying the Adjusted EBITDA*re* for the applicable quarter by four.

(4) Annualized Pro Forma Adjustments, which include transaction accounting adjustments in accordance with U.S. GAAP, consist of adjustments to incorporate Adjusted EBITDA*re* from investments we acquired or stabilized during the applicable quarter and Adjusted EBITDA*re* from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable quarter. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDA*re* on a pro forma basis in accordance with Article 11 of Regulation S-X. The Annualized Pro Forma Adjustments consist of $155.8 million from investments we acquired or stabilized during the quarter and removes $12.2 million from investments we disposed of during the quarter.

(5) Represents debt service and fixed charge coverage for our senior unsecured notes and bonds, as defined and calculated per their respective terms. These calculations are non-GAAP financial measurements. Please see the Debt Covenants page for further detail.

REALTY INCOME

Q1 2026 Supplemental Operating & Financial Data 28

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Q1 2026 Supplemental Operating & Financial Data 29 Required Actuals In Compliance Limitation on incurrence of total debt ≤ 60% of adjusted assets 41.4% ✓ Limitation on incurrence of secured debt ≤ 40% of adjusted assets 0.2% ✓ Debt service and fixed charge coverage (trailing 12 months)(1) ≥ 1.5x 4.7x ✓ Maintenance of total unencumbered assets ≥ 150% of unsecured debt 242.5% ✓ (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of the first day of four- quarter period, nor does it purport to reflect our debt service coverage ratio for any future period. Debt Covenants As of March 31, 2026 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance.  Table of Contents ↪

Investment Summary

(USD in millions)

Refer to the next page for footnotes.

	Q1 2026			
	Investment ($)	Pro-Rata Share [1] ($)	Weighted Average Term (Years)[1]	Number of Properties
Acquisitions				
U.S. wholly-owned	372.4	372.4	10.0	83
U.S. Core Plus Fund	171.4	65.9	9.7	21
Europe wholly-owned	756.1	756.1	5.8	42
Non-wholly owned[2]	280.1	238.5	14.1	6
Total real estate acquisitions[3]	**1,580.0**	**1,432.9**	**8.3**	**152**
Initial weighted average cash yield[4]		**6.7%**		
Real estate properties under development				
U.S. wholly-owned	30.3	30.3	17.7	19
Europe wholly-owned	34.1	34.1	14.8	8
Non-wholly owned[2]	91.4	90.8	9.6	15
Total real estate properties under development[3]	**155.8**	**155.2**	**12.4**	**42**
Initial weighted average cash yield[4]		**7.4%**		
Other investments[5]				
U.S. wholly-owned	719.8	719.8	3.6	—
Europe wholly-owned	251.7	251.7	3.8	—
Other wholly-owned	60.0	60.0	2.0	—
Total other investments	**1,031.5**	**1,031.5**	**3.5**	**—**
Initial weighted average cash yield[4]		**7.8%**		
Total investments	**2,767.3**	**2,619.6**	**6.5**	**194**
Initial weighted average cash yield[4]		**7.1%**		
Supplementary Information				
Total U.S. and other volume		1,333.5		
Initial weighted average cash yield[4]		7.3%		
Total Europe volume		1,286.1		
Initial weighted average cash yield[4]		7.0%		
Investment Grade Clients[6]		41%		

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Table of Contents ↪

Q1 2026 Supplemental Operating & Financial Data 31 Investment Summary (Continued) (USD in millions) Table of Contents ↪ (1) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures by adding our investments in unconsolidated entities and deducting noncontrolling interests' share of investment activity. Please see our definition of Pro-Rata Share in the Glossary for more information. (2) Non-wholly owned represents U.S. and European investments not 100% owned by Realty Income, excluding the U.S. Core Plus Fund. (3) For the three months ended March 31, 2026, our clients occupying the new properties are 63.9% retail, 33.6% industrial, and 2.5% other property types based on Cash Income. Please see the Glossary for our definition of Cash Income. (4) Initial Weighted Average Cash Yield is a supplemental operating measure. Total cash income used in the calculation of Initial Weighted Average Cash Yield for investments for the three months ended March 31, 2026 includes $2.4 million received as settlement credits as reimbursement of free rent periods. Please see the Glossary for our definition of Initial Weighted Average Cash Yield and Cash Income. (5) Represents various loans across the U.S. and Europe as well as construction loans in Mexico related to Realty Income's strategic partnership with GIC. (6) Represents approximate percentage of annualized cash income generated by investments from Investment Grade Clients at the date of acquisition. Please see the Glossary for our definition of Investment Grade Clients.

Q1 2026 Supplemental Operating & Financial Data 32 Investments in Loans Investments in Preferred Equity Number of Investments in Loans 19 Number of Investments in Preferred Equity 2 Total Commitments $3,117 Total Commitments $1,454 Principal Balance $2,730 Investment Balance $1,454 Weighted Average Time to Maturity 3.9 years Weighted Average Time to Maturity N/A Weighted Average Interest Rate 8.4% Weighted Average Return 7.7% Annual Interest Income $230 Annual Income $112 Credit Investments as of March 31, 2026 (USD in millions) Table of Contents ↪

Q1 2026 Supplemental Operating & Financial Data 33 Number of Properties Net Book Value ($) Net Sales Proceeds ($) Net Cash Capitalization Rate(1) (%) Q1 2026 Occupied 19 49,283 59,537 7.2 Vacant 78 103,054 128,442 Total real estate dispositions 97 152,337 187,979 Disposition Summary (USD in thousands) Net Sales Proceeds from Dispositions $92,573 $116,841 $214,792 $319,808 $187,979 Occupied Vacant Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 (1) Net Cash Capitalization Rate is a supplemental operating measure. Please see the Glossary for our definition of this metric. Table of Contents ↪ 68% 32% 36% 64% 59% 41% 86% 14% 69% 31% Vacant Occupied Current quarter V cant Current quarter Occupied

Development Activity

(USD in thousands)

New development[1] and development of existing properties	Consolidated					
	Beginning CIP[2] as of January 1, 2026	Q1 2026 Placed in Service	Q1 2026 Investment[3]	Ending CIP[2] as of March 31, 2026	Forecasted Remaining Investment	Total Commitment
U.S. wholly-owned	$ 88,604	$ 3,381	$ 30,297	$ 115,520	$ 219,369	$ 334,889
Europe wholly-owned	17,093	24,185	34,141	27,049	58,348	85,397
Non-wholly owned[4]	112,016	47,449	91,376	155,943	458,597	614,540
Total	**$ 217,713**	**$ 75,015**	**$ 155,814**	**$ 298,512**	**$ 736,314**	**$ 1,034,826**
Estimated Weighted Average Cash Yield		**7.1%**	**7.4%**	**7.5%**		**7.4%**
Estimated Weighted Average Completion Date						**Q4 2026**

New development[1] and development of existing properties	Pro-Rata Share					
	Beginning CIP[2] as of January 1, 2026	Q1 2026 Placed in Service	Q1 2026 Investment[3]	Ending CIP[2] as of March 31, 2026	Forecasted Remaining Investment	Total Commitment
U.S. wholly-owned	$ 88,604	$ 3,381	$ 30,297	$ 115,520	$ 219,369	$ 334,889
Europe wholly-owned	17,093	24,185	34,141	27,049	58,348	85,397
Non-wholly owned[4]	110,235	47,354	90,762	153,643	454,433	608,076
Total	**$ 215,932**	**$ 74,920**	**$ 155,200**	**$ 296,212**	**$ 732,150**	**$ 1,028,362**
Estimated Weighted Average Cash Yield		**7.1%**	**7.4%**	**7.5%**		**7.4%**
Estimated Weighted Average Completion Date						**Q4 2026**

(1) Includes build-to-suit developments and take-outs on development properties with leases in place.

(2) CIP is defined as construction in progress.

(3) Capitalized interest was $3.5 million for the three months ended March 31, 2026.

(4) Non-wholly owned represents U.S. and European investments not 100% owned by Realty Income.

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Table of Contents

Client Diversification

OUR TOP 20 CLIENTS

Our 20 largest clients based on percentage of Annualized Base Rent, which does not give effect to deferred rent or interest earned on loans and preferred equity investments, as of March 31, 2026, include the following:

Ranking	Client	Number of Leases	Percentage of Annualized Base Rent[1] (%)	Investment Grade Ratings (S&P/ Moody's/Fitch)
1	Dollar General	1,829	3.3	BBB / Baa3 / -
2	7-Eleven	803	3.2	A- / Baa2 / -
3	Walgreens	396	3.1	—
4	Family Dollar	1,253	2.6	—
5	Life Time Group	41	2.1	—
6	(B&Q) Kingfisher	73	2.0	BBB / - / BBB
7	Wynn Resorts	1	2.0	—
8	EG Group	414	1.9	—
9	FedEx	80	1.8	BBB / Baa2 / -
10	Asda	41	1.6	—
11	Sainsbury's	40	1.5	BBB / Baa3 / -
12	BJ's Wholesale Club	45	1.5	—
13	Tesco	30	1.4	BBB / Baa3 / BBB
14	Tractor Supply	255	1.4	BBB / Baa1 / -
15	MGM (Bellagio)	1	1.2	—
16	CVS Pharmacy	207	1.1	BBB / Baa3 / BBB
17	Carrefour	43	1.1	BBB / - / -
18	Home Depot	41	0.9	A / A2 / A
19	Walmart / Sam's Club	62	0.9	AA / Aa2 / AA
20	Decathlon	85	0.9	A-2 / - / -
		5,740	**35.3**	

(1) Amounts for each client are calculated independently; therefore, the individual percentages may not sum to the total. Please see the Glossary for our definition of Annualized Base Rent.

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Q1 2026 Supplemental Operating & Financial Data 36 March 31, 2026 December 31, 2025 September 30, 2025 June 30, 2025 March 31, 2025 Number of Investment Grade Leases 5,367 5,294 5,255 6,464 6,499 Percentage of Annualized Base Rent from Investment Grade Clients(1)(2) 32.0% 32.2% 31.5% 33.9% 34.3% Investment Grade Clients(1) 24.4% Investment Grade, Retail 54.5% Non-Investment Grade or Non-Rated, Retail 13.6% Non-Investment Grade or Non-Rated, Non-Retail 7.5% Investment Grade, Non-Retail (1) Please see the Glossary for our definition of Investment Grade Clients. (2) Please see the Glossary for our definition of Annualized Base Rent. Table of Contents ↪ Annualized Base Rent(2) as of March 31, 2026

Q1 2026 Supplemental Operating & Financial Data 37 As of March 31, 2026 December 31, 2025(2) (%) (%) Grocery 11.0 11.1 Convenience Stores 9.4 9.5 Home Improvement 6.4 6.4 Dollar Stores 6.0 6.1 Restaurants-Quick Service 4.8 4.8 Automotive Service 4.3 4.3 Drug Stores 4.2 4.3 Health and Fitness 4.2 4.4 Restaurants-Casual Dining 3.8 3.8 General Merchandise 3.7 3.5 Gaming 3.2 3.1 Home Furnishings 3.0 2.8 Transportation Services 2.9 2.9 Health Care 2.7 2.7 Apparel Stores 2.5 2.6 Sporting Goods 2.5 2.4 Wholesale Clubs 2.1 2.2 Motor Vehicle Dealerships 1.9 1.7 Entertainment 1.9 1.9 Theaters 1.8 1.9 (1) Please see the Glossary for our definition of Annualized Base Rent. (2) Annualized Base Rent percentages have been recast to conform to the current period presentation. Top 20 Industries PERCENTAGE OF TOTAL PORTFOLIO ANNUALIZED BASE RENT(1) Table of Contents ↪

Q1 2026 Supplemental Operating & Financial Data 38 Geographic Diversification(1) As of March 31, 2026 (1) Based on Annualized Base Rent ("ABR"). Please see the Glossary for our definition of Annualized Base Rent. PRESENCE IN ALL 50 U.S. STATES, THE U.K., AND EIGHT OTHER COUNTRIES IN EUROPE MIDWEST 3,995 Properties 20.0% Total ABR MID-ATLANTIC SOUTHWEST 2,909 Properties 13.3% Total ABR 1,478 Properties SOUTHEAST 4,100 Properties 17.7% Total ABR E.U. 278 Properties 5.4% Total ABR NORTHEAST 1,034 Properties 9.2% Total ABR 7.3% Total ABR PACIFIC SOUTHWEST 1,155 Properties 10.7% Total ABR PACIFIC NORTHWEST 235 Properties 1.5% Total ABR UNITED KINGDOM 387 Properties 14.9% Total ABR Table of Contents ↪

Property Type Composition

(USD and square footage in thousands)

Property Type	Number of Properties	Leasable Square Feet[1]	Annualized Base Rent as of March 31, 2026[2] ($)	Percentage of Annualized Base Rent as of March 31, 2026[2] (%)	Percentage of Annualized Base Rent from Investment Grade Clients[3] (%)
Retail	14,914	216,746	4,125,529	78.9	31.0
Industrial	586	121,613	808,288	15.5	43.5
Gaming	2	5,053	165,629	3.2	—
Other[4]	69	4,216	125,722	2.4	31.5
Total	**15,571**	**347,628**	**5,225,168**	**100.0**	**32.0**

(1) Represents leasable building square footage, which includes our portfolio of unconsolidated joint ventures based on ownership percentage and deducts noncontrolling interests. Excludes 2,962 acres of leased land categorized as agriculture as of March 31, 2026.

(2) Please see the Glossary for our definition of Annualized Base Rent.

(3) Please see the Glossary for our definition of Investment Grade Clients.

(4) "Other" primarily includes 27 properties classified as agriculture with $35.8 million in Annualized Base Rent, 15 properties classified as office with $33.3 million in Annualized Base Rent, 21 properties classified as country clubs with $28.0 million in Annualized Base Rent, and three properties classified as data centers with $24.6 million in Annualized Base Rent, as well as one land parcel under development.


2.4%
Other
3.2%
Gaming
15.5%
Industrial
Annualized Base Rent(2) as of March 31, 2026
78.9%
Retail

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Q1 2026 Supplemental Operating & Financial Data 39
Table of Contents

Q1 2026 Supplemental Operating & Financial Data 40 Q1 2026 Same Store Rental Revenue Number of properties 14,738 YTD 2026 $ 1,192,583 YTD 2025 $ 1,182,558 $ change $ 10,025 % change 0.8% Top 3 Industries Contributing to the Change(3) Three months ended March 31, Industry 2026 2025 $ Change % Change($) ($) Theaters $ 25,113 $ 28,033 (2,920) (10.4) Grocery 137,281 134,703 2,578 1.9 Convenience Stores 118,824 117,111 1,713 1.5 For purposes of comparability, Same Store Rental Revenue is presented on a constant currency basis using the applicable exchange rate as of March 31, 2026. (1) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue. None of the properties in Poland and Netherlands met our Same Store Pool definition for the period presented. (2) Same Store Rental Revenue is presented as our Pro-Rata Share, which reflects adjustments to include our proportionate share of rental revenue from properties owned by unconsolidated joint ventures, as well as amounts attributable to noncontrolling interest based on their respective economic ownership percentages. (3) Top 3 industry contributors are based on absolute value of net change period over period. Same Store Rental Revenue(1)(2) (USD in thousands) Table of Contents ↪

Same Store Rental Revenue[1] (Continued)

(USD in thousands)

SAME STORE RENTAL REVENUE BY PROPERTY TYPE

	Three months ended March 31,			
	2026	2025		
Property Type	($)	($)	$ Change	% Change
Retail	959,795	954,513	5,282	0.6
Industrial	172,852	168,371	4,481	2.7
Gaming	41,407	40,659	748	1.8
Other [2]	18,529	19,015	(486)	(2.6)
Total	**1,192,583**	**1,182,558**	**10,025**	**0.8**

RECONCILIATION OF SAME STORE RENTAL REVENUE TO RENTAL REVENUE (INCLUDING REIMBURSEMENTS)

	Three months ended March 31,	
	2026	2025
	($)	($)
Rental revenue (including reimbursements)	1,440,817	1,313,057
Constant currency adjustment[3]	(5,106)	11,324
Straight-line rent and other non-cash adjustments	(41)	(976)
Contractually obligated reimbursements by our clients	(95,320)	(86,951)
Revenue from excluded properties[1]	(106,201)	(55,408)
Other excluded revenue[4]	(40,326)	(1,398)
Revenue from unconsolidated entities[5]	26,771	25,759
Revenue attributable to noncontrolling interests[6]	(28,011)	(22,849)
Same Store Rental Revenue	**1,192,583**	**1,182,558**

(1) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue.

(2) "Other" includes properties classified as agriculture, office, and data center.

(3) For purposes of comparability, Same Store Rental Revenue is presented on a constant currency basis using the applicable exchange rate as of March 31, 2026.

(4) "Other excluded revenue" primarily consists of reimbursements related to lease termination fees and other settlement income.

(5) Represents our Pro-Rata Share of rental revenue from properties owned by unconsolidated joint ventures.

(6) Represents the portion of rental revenue attributable to noncontrolling interest based on their pro-rata ownership.

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Q1 2026 Supplemental Operating & Financial Data 42 Q1 2026 Re-leased to Same Client Re-leased to New Client Re-leasing Totals Prior cash rents $ 58,482 $ 12,374 $ 70,856 New cash rents* $ 59,991 $ 13,298 $ 73,289 Recapture rate 102.6% 107.5% 103.4% Number of leases 264 37 301 Average months vacant — 10.5 1.3 *Percentage of Total Annualized Base Rent(1) 1.4% (1) Please see the Glossary for our definition of Annualized Base Rent. Leasing Activity (USD in thousands) Allocation Based on Number of Leases 88% Same Client 12% New Client Table of Contents ↪

Lease Expirations

(USD in thousands)

ASSUMING NO EXERCISE OF LEASE OPTIONS. OUR LEASES HAVE A WEIGHTED AVERAGE REMAINING LEASE TERM OF APPROXIMATELY 8.7 YEARS

Total Portfolio[1][2]

Year	Expiring Leases Retail	Expiring Leases Non-Retail	Annualized Base Rent as of March 31, 2026[3] ($)	Percentage of Annualized Base Rent[3] (%)
2026	578	20	116,460	2.2
2027	1,599	55	352,199	6.7
2028	1,796	75	419,463	8.0
2029	1,916	52	456,222	8.7
2030	1,346	53	374,942	7.2
2031	1,190	78	445,024	8.5
2032	1,250	50	342,846	6.6
2033	1,076	29	321,532	6.2
2034	818	37	356,789	6.8
2035	738	29	233,773	4.5
2036	671	31	230,481	4.4
2037	551	23	146,674	2.8
2038	409	23	144,008	2.8
2039	534	8	145,947	2.8
2040	415	8	160,691	3.1
2041-2143	1,844	124	978,117	18.7
Total	**16,731**	**695**	**5,225,168**	**100.0**

(1) Leases on our multi-client properties are counted separately in the table above.

(2) Of the 17,426 in-place leases in the portfolio, 13,972, or 80.2%, were under leases that provide for increases in rents through: base rent increases tied to inflation (typically subject to ceilings), percentage rent based on a percentage of the clients' gross sales, fixed increases, or a combination of two or more of the aforementioned rent provisions.

(3) Please see the Glossary for our definition of Annualized Base Rent.

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Earnings Guidance

Summarized below are approximate estimates of the key components of our 2026 earnings guidance (with actual results for comparison):

	Revised 2026 Guidance	Prior 2026 Guidance[1]	YTD Actuals at March 31, 2026
Net income per share[2]	$1.60 - $1.63	$1.65 - $1.69	$0.33
Real estate depreciation per share	$2.65	$2.68	$0.67
Other adjustments per share[3]	$0.16	$0.05	$0.13
AFFO per share	$4.41 - $4.44	$4.38 - $4.42	$1.13
Same store rent growth	1.0% - 1.3%	1.0% - 1.3%	0.8%
Occupancy	Approx 98.5%	Approx 98.5%	98.9%
Cash G&A expenses (% of total gross asset value)[4][5]	20 - 23 bps	20 - 23 bps	6 bps
Property expenses (non-reimbursable) (% of total revenue)[6]	Approx 1.5%	Approx 1.5%	1.3%
Income tax expenses	$100 - $110 million	$100 - $110 million	$26 million
Investment volume (at 100%)	$9.5 billion	$8.0 billion	$2.8 billion
Lease termination income	$45 - $50 million	$30 - $40 million	$40 million

(1) As issued on February 24, 2026.

(2) Net income per share excludes future impairment and foreign currency or derivative gains or losses due to the inherent unpredictability of forecasting these items.

(3) Includes net adjustments for gains or losses on sales of properties, impairments, and merger, transaction, and other non-recurring costs.

(4) Please see the Glossary for our definition of Gross Asset Value.

(5) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs.

(6) Total revenue excludes client reimbursements.

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Table of Contents

Analyst Coverage

EQUITY RESEARCH

Baird	Wes Golladay	wgolladay@rwbaird.com	(216) 737-7510
Bank of America Securities	Jana Galan	jana.galan@bofa.com	(646) 855-3081
Barclays	Richard Hightower	richard.hightower@barclays.com	(212) 526-8768
BMO Capital Markets	Eric Borden	eric.borden@bmo.com	(347) 213-9706
BNP Paribas Exane	Nate Crossett	nate.crossett@exanebnpparibas.com	(646) 725-3716
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
Cantor	Richard Anderson	richard.anderson@cantor.com	(929) 441-6927
Citigroup	Smedes Rose	smedes.rose@citi.com	(212) 816-6243
Deutsche Bank	Omotayo Okusanya	omotayo.okusanya@db.com	(212) 250-9284
Edward Jones	James Shanahan	jim.shanahan@edwardjones.com	(314) 515-5292
Evercore ISI	James Kammert	james.kammert@evercoreisi.com	(312) 705-4233
Freedom Broker	Zhiger Kurmet	zhiger.kurmet@ffin.kz	(708) 297-6150
Green Street	Spenser Glimcher	sglimcher@greenstreetadvisors.com	(949) 640-8780
Jefferies	Linda Tsai	ltsai@jefferies.com	(212) 778-8011
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
KeyBanc	Upal Rana	upal.rana@key.com	(917) 368-2316
Mizuho	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
Morgan Stanley	Ronald Kamdem	ronald.kamdem@morganstanley.com	(212) 296-8319
Raymond James	RJ Milligan	rjmilligan@raymondjames.com	(727) 567-2585
RBC Capital Markets	Brad Heffern	brad.heffern@rbccm.com	(512) 708-6311
Scotiabank	Greg McGinniss	greg.mcginniss@scotiabank.com	(212) 225-5889
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
UBS	Michael Goldsmith	michael.goldsmith@ubs.com	(212) 713-2951
Wells Fargo	John Kilichowski	john.kilichowski@wellsfargo.com	(212) 214-5311
Wolfe Research	Andrew Rosivach	arosivach@wolferesearch.com	(646) 582-9250

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

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Q1 2026 Supplemental Operating & Financial Data 46 Adjusted EBITDAre. The National Association of Real Estate Investment Trusts (Nareit) established an EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) it believed would provide investors with a consistent measure to help make investment decisions among certain REITs. Our definition of “Adjusted EBITDAre” is generally consistent with the Nareit definition, other than our adjustment to remove foreign currency and derivative gain and loss and merger, transaction, and other costs, net. We define Adjusted EBITDAre, a non-GAAP financial measure, for the most recent quarter as earnings (net income) before (i) interest expense, (ii) income taxes, (iii) depreciation and amortization, (iv) executive severance charge, (v) provisions for impairment, (vi) merger, transaction, and other costs, net, (vii) gain on sales of real estate, (viii) foreign currency and derivative gain and loss, net, and (ix) equity in earnings of unconsolidated entities. Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by Nareit, and other companies may interpret or define Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it provides a view of our operating performance, analyzes our ability to meet interest payment obligations before the effects of income tax, depreciation and amortization expense, provisions for impairment, gain on sales of real estate and other items, as defined above, that affect comparability, including the removal of non-recurring and non-cash items that industry observers believe are less relevant to evaluating the operating performance of a company. In addition, EBITDAre is widely followed by industry analysts, lenders, investors, rating agencies, and others as a means of evaluating the operating performance of business activities prior to servicing debt obligations. Adjusted EBITDAre should be considered along with, but not as an alternative to, net income as a measure of our operating performance. Adjusted EBITDA, a non-GAAP financial measure, is defined as Adjusted EBITDAre before (i) gains and losses on extinguishment of debt and (ii) other income, net. Adjusted EBITDA Margin, a non-GAAP financial measure, is defined as Adjusted EBITDA expressed as a percentage of total revenue (excluding reimbursements). We believe Adjusted EBITDA Margin provides useful information to investors on the effectiveness of our operations and underlying business trends. Adjusted Funds From Operations (AFFO), a non-GAAP financial measure, is defined as FFO adjusted for unique revenue and expense items, which we believe are not as pertinent to the measurement of our ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). We believe AFFO provides useful information to investors because it is a widely accepted industry measure of the operating performance of real estate companies used by the investment community. In particular, AFFO provides an additional measure to compare the operating performance of different REITs without having to account for differing depreciation assumptions and other unique revenue and expense items which are not pertinent to measuring a particular company’s ongoing operating performance. Therefore, we believe that AFFO is an appropriate supplemental performance metric, and that the most appropriate GAAP performance metric to which AFFO should be reconciled is net income available to common stockholders. Annualized Adjusted EBITDAre, a non-GAAP financial measure, is calculated by multiplying Adjusted EBITDAre for the applicable quarter by four. Management believes the use of an Annualized Adjusted EBITDAre metric is meaningful because it represents our run rate operating performance for the period presented. Annualized Base Rent represents our Pro-Rata Share of contractual monthly base rent for all leases in place and exchange rates as of the balance sheet date, multiplied by 12, and excludes percentage rent and income on loans and preferred equity investments. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. Total annualized base rent has not been reduced to reflect reserves recorded as reductions to GAAP rental revenue in the periods presented. We believe total annualized base rent is a useful supplemental operating measure, as it excludes properties that were no longer owned at the balance sheet date and includes the annualized rent from properties acquired during the quarter. Annualized Pro Forma Adjusted EBITDAre, a non-GAAP financial measure, is defined as Annualized Adjusted EBITDAre, which includes transaction accounting adjustments in accordance with U.S. GAAP, adjusted to incorporate Adjusted EBITDAre from investments we acquired or stabilized during the applicable quarter and Adjusted EBITDAre from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable quarter. Our calculation includes all adjustments consistent with the requirements to present Annualized Adjusted EBITDAre on a pro forma basis in accordance with Article 11 of Regulation S-X. The ratio of our net debt to our Annualized Pro Forma Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Glossary Table of Contents ↪

Q1 2026 Supplemental Operating & Financial Data 47 Assets Under Management ("AUM") represent the assets of the open-ended private capital vehicle and managed insurance and retirement annuity capital partnerships to which Realty Income provides investment management, advisory or certain other investment-related services. AUM is calculated as: (i) the estimated fair value of the total assets of the open-ended private capital vehicle, including remaining equity commitments from us and third-party investors, less unpaid redemption requests and (ii) the investment amount of certain managed insurance and retirement annuity capital partnerships. Third-party AUM represents the third-party investors’ share. We believe this measure is useful to stockholders as it provides additional insight into capital raising activities and overall activity of our private capital vehicles and managed insurance and retirement annuity capital partnerships. Our calculations of AUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Cash Income represents expected rent for real estate acquisitions as well as rent to be received upon completion of the properties under development. For unconsolidated entities and consolidated entities with noncontrolling interests, this represents our Pro-Rata Share of the cash income. For loans receivable and preferred equity investments, this represents earned interest income and preferred dividend income, respectively. Fee Earning Equity Under Management ("FEEUM") represents the total capital managed by the company and its affiliates which earns management fees and/or incentive fees or carried interest. FEEUM for the open-ended private capital vehicle is calculated as the third-party investors’ share of NAV at the end of the quarter. We believe this measure will be useful to stockholders as it provides additional insight into the capital base upon which Realty Income earns fees. Our calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Funds From Operations (FFO), a non-GAAP financial measure, consistent with the Nareit definition, is net income available to common stockholders, plus depreciation and amortization of real estate assets, plus provisions for impairments of depreciable real estate assets, and reduced by gain on property sales. Presentation of the information regarding FFO and AFFO (described on the "FFO and Normalized FFO" and "AFFO" pages) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. We consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that adds back items such as depreciation and impairments for FFO. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure. In addition, FFO is used as a measure of our compliance with the financial covenants of our credit facility. Gross Asset Value is total assets before accumulated depreciation and amortization. Initial Weighted Average Cash Yield for acquisitions and properties under development is computed as cash income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by us), and includes our pro-rata share of cash income from unconsolidated joint ventures and consolidated entities with noncontrolling interests. Initial weighted average cash yield for loans receivable and preferred equity investments is computed using the cash income for the first twelve months following the acquisition date, divided by the total cost of the investment. Investment Grade Clients are our clients, our clients that are subsidiaries or affiliates of companies, and credit investments secured with a real estate property leased to a tenant, that as of the balance sheet date, have a credit rating of Baa3/BBB- or higher from one of the three major rating agencies (Moody’s/S&P/Fitch). Net Cash Capitalization Rates (dispositions) are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by us). Net Debt/Annualized Pro Forma Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt, excluding deferred financing costs and net discounts, less cash and cash equivalents), divided by Annualized Pro Forma Adjusted EBITDAre. Glossary (Continued) Table of Contents ↪

Q1 2026 Supplemental Operating & Financial Data 48 Net Debt and Preferred Stock/Annualized Pro Forma Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt, excluding deferred financing costs and net discounts, less consolidated cash and cash equivalents), divided by Annualized Pro Forma Adjusted EBITDAre. We utilize net debt plus preferred stock in certain periods, as applicable. In September 2024, we redeemed all 6.9 million shares of Realty Income Series A Preferred Stock outstanding. Normalized Funds from Operations Available to Common Stockholders (Normalized FFO), a non-GAAP financial measure, is FFO excluding merger, transaction, and other costs, net. Pro-Rata Share represents our proportionate economic ownership of our joint ventures, which is derived by applying our economic ownership percentage of each such joint venture to calculate our proportionate share of the relevant line item information being presented, and aggregating that information for all such joint ventures. For balance sheet information and other capital-based metrics, we apply our economic ownership percentage as of the end of the applicable period being presented, and for activity- and earnings-based metrics, we apply our weighted average economic ownership percentage for the applicable period being presented, unless otherwise specified. We believe this form of presentation offers insights into the financial performance and condition of our company as a whole, given the significance of our joint ventures that are accounted for either under the equity method or consolidated with the third parties' share included in noncontrolling interest, although the presentation of such information may not accurately depict the legal and economic implications of holding a noncontrolling interest in the joint venture. We do not control the unconsolidated joint ventures in which we are invested for purposes of GAAP and do not represent legal claim to such items. The operating agreements of the joint ventures may contain provisions that would cause us to receive a different economic percentage of distributions from the joint venture under certain circumstances, such as the amount of capital contributed by each investor and whether any contributions are entitled to priority distributions. Similarly, upon a liquidation of any such joint venture, subject to the applicable terms of the operating agreement of such joint venture, we generally would be entitled to the applicable percentage of residual cash or other assets that remain only after repayment of all liabilities, priority distributions, and initial equity contributions. In addition, the economic interests in any joint venture may be different than our other legal interests or rights in such joint venture. We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our joint ventures when read in conjunction with our reported results under GAAP. Other companies may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Due to these limitations, the non-GAAP pro-rata financial information should not be considered in isolation or as a substitute for our consolidated financial statements as reported under GAAP. Pro Forma Cash NOI, a non-GAAP financial measure, adjusts Pro-Rata Cash NOI to account for acquisition, disposition, completed development and loan and preferred equity investments completed during the period as if each transaction had been consummated at the beginning of the relevant period. The method by which we calculate and present Pro Forma Cash NOI may not be directly comparable to the way other REITs present such metrics. Our actual reported Pro-Rata Cash NOI for future periods may be significantly different from our Pro Forma Cash NOI. Pro-Rata Cash NOI, a non-GAAP financial measure, is intended to reflect the operating performance of our properties. We define Pro-Rata Cash NOI as (i) rental revenues and interest income on loans and preferred equity investments, less non-reimbursable property expenses, (ii) excluding straight-line rental revenue, amortization of intangibles and other non-cash adjustments that are included in GAAP rental revenue and (iii) presented on a pro rata basis to account for our share of income related to unconsolidated joint ventures and to exclude partners’ share of noncontrolling interests. Pro- Rata Cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flow as a measure of liquidity or ability to fund all our cash needs. The method by which we calculate and present Pro-rata Cash NOI may not be directly comparable to the way other REITs present such metrics. Pro-Rata Net Debt to Total Enterprise Value, is calculated as Net Debt at our Pro-Rata Share divided by Total Enterprise Value (which we define as Total Market Value, based on closing price of common equity and common units plus Net Debt at our Pro-Rata Share). Same Store Pool, for purposes of determining the properties used to calculate our same store rental revenue, includes all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were: (i) vacant at any time, (ii) under development or redevelopment, or (iii) involved in eminent domain and rent was reduced. Same Store Rental Revenue excludes straight-line rent, the amortization of above and below-market leases, and reimbursements from clients for recoverable real estate taxes and operating expenses. For purposes of comparability, same store rental revenue is presented on a constant currency basis by applying the exchange rate as of the balance sheet date to base currency rental revenue. We present same store rental revenue on a pro-rata basis to account for our share of same store rental revenue related to unconsolidated and consolidated joint ventures. For purposes of comparability, we calculate our Pro-Rata Share using our ownership percentage as of March 31, 2026 to same store rental revenue throughout the three month ended periods in both 2025 and 2026. Total Operational Return is defined as the sum of AFFO per share growth and dividend yield for the period (using the prior year ending stock price). Glossary (Continued) Table of Contents ↪

Appendix

(USD in thousands) (unaudited)

RECONCILIATION OF NET INCOME TO ANNUALIZED PRO FORMA ADJUSTED EBITDA*re* AND TOTAL DEBT TO NET DEBT[1]

	Three months ended				
	March 31, 2026 ($)	December 31, 2025 ($)	September 30, 2025 ($)	June 30, 2025 ($)	March 31, 2025 ($)
Net income	320,935	301,636	317,674	199,011	251,462
Interest	291,940	288,199	294,482	283,824	268,374
Income taxes	26,195	21,800	23,824	24,065	15,657
Depreciation and amortization	630,275	635,435	631,981	647,849	608,935
Executive severance charge[2]	1,591	—	—	—	—
Provisions for impairment	129,268	124,411	86,972	143,363	116,589
Merger, transaction, and other costs, net	10,787	10,261	13,343	331	279
Gain on sales of real estate	(35,642)	(67,430)	(49,107)	(38,566)	(22,537)
Foreign currency and derivative loss, net	17,020	18,902	2,818	4,388	2,545
Equity in earnings of unconsolidated entities	(2,669)	(2,624)	(3,080)	(3,269)	(4,357)
Adjusted EBITDA*re*[1]	**1,389,700**	**1,330,590**	**1,318,907**	**1,260,996**	**1,236,947**
Annualized Adjusted EBITDA*re*	5,558,800	5,322,360	5,275,628	5,043,984	4,947,788
Annualized Pro Forma Adjustments[3]	143,520	105,027	56,367	59,637	79,645
Annualized Pro Forma Adjusted EBITDA*re*[1]	**5,702,320**	**5,427,387**	**5,331,995**	**5,103,621**	**5,027,433**
Total debt per the consolidated balance sheet, excluding deferred financing costs and net premiums and discounts	29,958,566	29,116,111	28,678,459	28,665,619	27,296,346
Less: Cash and cash equivalents	(373,543)	(434,842)	(417,173)	(800,447)	(319,007)
Net Debt	29,585,023	28,681,269	28,261,286	27,865,172	26,977,339
Net Debt to Annualized Pro Forma Adjusted EBITDA*re*[1]	**5.2x**	**5.3x**	**5.3x**	**5.5x**	**5.4x**

(1) Adjusted EBITDA*re*, Annualized Adjusted EBITDA*re*, Annualized Pro Forma Adjusted EBITDA*re*, and Net Debt to Annualized Pro Forma Adjusted EBITDA*re* are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

(2) The executive severance charge reflects certain benefits related to our Chief Legal Officer's expected departure in September 2026.

(3) The Annualized Pro Forma Adjustments, which include transaction accounting adjustments in accordance with U.S. GAAP, consist of adjustments to incorporate Adjusted EBITDA*re* from investments we acquired or stabilized during the applicable quarter and Adjusted EBITDA*re* from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable period. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDA*re* on a pro forma basis in accordance with Article 11 of Regulation S-X.

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Q1 2026 Supplemental Operating & Financial Data 49

Table of Contents

Appendix (Continued)

(USD in thousands) (unaudited)

RECONCILIATION OF NET INCOME TO ANNUALIZED PRO FORMA ADJUSTED EBITDA*re* AND TOTAL DEBT TO NET DEBT[1]

	Three months ended			
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	($)	($)	($)	($)
Net income	201,350	271,124	260,968	133,899
Interest	268,149	261,261	246,931	240,614
Income taxes	20,102	15,355	15,642	15,502
Depreciation and amortization	606,671	602,339	605,570	581,064
Provisions for impairment	142,966	96,920	96,458	89,489
Merger, transaction, and other costs, net	(9,176)	8,610	2,754	94,104
Gain on sales of real estate	(24,985)	(50,563)	(25,153)	(16,574)
Foreign currency and derivative (gain) loss, net	(535)	1,672	(511)	(4,046)
Equity in (earnings) losses of unconsolidated entities	(2,353)	(5,087)	(2,029)	1,676
Adjusted EBITDAre[1]	**1,202,189**	**1,201,631**	**1,200,630**	**1,135,728**
Annualized Adjusted EBITDAre	4,808,756	4,806,524	4,802,520	4,542,912
Annualized Pro Forma Adjustments[2]	80,432	29,347	35,485	82,534
Annualized Pro Forma Adjusted EBITDAre[1]	**4,889,188**	**4,835,871**	**4,838,005**	**4,625,446**
Total debt per the consolidated balance sheet, excluding deferred financing costs and net premiums and discounts	26,510,798	26,437,045	25,712,293	25,598,604
Less: Cash and cash equivalents	(444,962)	(396,956)	(442,820)	(680,159)
Net Debt	26,065,836	26,040,089	25,269,473	24,918,445
Preferred Stock	—	—	167,394	167,394
Net Debt and Preferred Stock	**26,065,836**	**26,040,089**	**25,436,867**	**25,085,839**
Net Debt and Preferred Stock to Annualized Pro Forma Adjusted EBITDAre[1]	**5.3x**	**5.4x**	**5.3x**	**5.4x**

(1) Adjusted EBITDA*re*, Annualized Adjusted EBITDA*re*, Annualized Pro Forma Adjusted EBITDA*re*, and Net Debt and Preferred Stock to Annualized Pro Forma Adjusted EBITDA*re* are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

(2) The Annualized Pro Forma Adjustments, which include transaction accounting adjustments in accordance with U.S. GAAP, consist of adjustments to incorporate Adjusted EBITDA*re* from investments we acquired or stabilized during the applicable quarter and Adjusted EBITDA*re* from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable period. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDA*re* on a pro forma basis in accordance with Article 11 of Regulation S-X.

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Q1 2026 Supplemental Operating & Financial Data 50

Table of Contents ↪

Appendix (Continued)

(USD and shares in thousands, except per share amounts) (unaudited)

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO DILUTED AFFO[1] AND DILUTED AFFO PER SHARE

Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on previously reported AFFO.

	Three months ended				
	March 31, 2026 ($)	December 31, 2025 ($)	September 30, 2025 ($)	June 30, 2025 ($)	March 31, 2025 ($)
Net income available to common stockholders	311,766	296,085	315,771	196,919	249,815
Cumulative adjustments to calculate Normalized FFO[2]	692,622	700,046	678,622	759,160	688,119
Normalized FFO available to common stockholders	**1,004,388**	**996,131**	**994,393**	**956,079**	**937,934**
Debt-related non-cash items:					
Amortization of net debt discounts and deferred financing costs	15,378	12,677	9,138	8,257	6,633
Amortization of acquired interest rate swap value[3]	1,531	1,531	2,251	3,555	3,711
Capital expenditures from operating properties:					
Leasing costs and commissions	(1,354)	(4,862)	(1,754)	(1,985)	(880)
Recurring capital expenditures	(170)	(53)	(42)	(221)	(19)
Other non-cash items:					
Non-cash change in allowance for credit losses	39,103	4,977	11,581	1,109	19,171
Amortization of share-based compensation	11,383	9,042	7,719	8,110	5,899
Straight-line rent and expenses, net	(39,510)	(51,705)	(43,474)	(30,226)	(43,812)
Amortization of above and below-market leases, net	13,880	15,153	10,462	6,287	15,326
Deferred tax expense (benefit)	1,437	(3,535)	3,829	413	(104)
Proportionate share of adjustments for unconsolidated entities	(454)	(700)	(650)	(1,678)	37
Executive severance charge[4]	1,591	—	—	—	—
Other adjustments[5]	10,350	18,047	(1,465)	(2,209)	5,820
AFFO available to common stockholders	**1,057,553**	**996,703**	**991,988**	**947,491**	**949,716**
AFFO allocable to dilutive noncontrolling interests	2,434	2,190	2,331	2,401	2,401
Diluted AFFO	**1,059,987**	**998,893**	**994,319**	**949,892**	**952,117**
AFFO per common share (Diluted)	**1.13**	**1.08**	**1.08**	**1.05**	**1.06**
Weighted average number of common shares used for Diluted AFFO	**937,128**	**923,648**	**917,869**	**906,398**	**895,033**

(1) AFFO is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

(2) Refer to the FFO and Normalized FFO page for the reconciling items for Normalized FFO for the three months ended March 31, 2026 and March 31, 2025.

(3) Includes the amortization of the purchase price allocated to interest rate swaps acquired in the merger with Spirit.

(4) The executive severance charge reflects certain benefits related to our Chief Legal Officer's expected departure in September 2026.

(5) Includes primarily non-cash foreign currency losses (gains) from remeasurement to USD, mark-to-market adjustments on investments and derivatives that are non-cash in nature, obligations related to financing lease liabilities, and adjustments allocable to noncontrolling interests.

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Q1 2026 Supplemental Operating & Financial Data 51

Table of Contents

Appendix (Continued)*

(USD and shares in thousands, except per share amounts) (unaudited)

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO DILUTED AFFO[1] AND DILUTED AFFO PER SHARE

	Years ended				
	December 31, 2025 ($)	December 31, 2024 ($)	December 31, 2023 ($)	December 31, 2022 ($)	December 31, 2021 ($)
Net income available to common stockholders	1,058,590	847,893	872,309	869,408	359,456
Cumulative adjustments to calculate Normalized FFO[2]	2,825,947	2,716,058	1,964,293	1,616,382	1,048,537
Normalized FFO available to common stockholders	**3,884,537**	**3,563,951**	**2,836,602**	**2,485,790**	**1,407,993**
Debt-related non-cash items:					
Amortization of net debt discounts (premiums) and deferred financing costs	36,705	15,361	(44,568)	(67,150)	(6,182)
Amortization of acquired interest rate swap value[3]	11,048	13,935	—	—	—
(Gain) loss on extinguishment of debt	—	—	—	(367)	97,178
Capital expenditures from operating properties:					
Leasing costs and commissions	(9,481)	(8,558)	(9,878)	(5,236)	(6,201)
Recurring capital expenditures	(335)	(402)	(331)	(587)	(1,202)
Other non-cash items:					
Non-cash change in allowance for credit losses	36,838	106,801	4,874	—	—
Amortization of share-based compensation	30,770	32,741	26,227	21,617	16,234
Straight-line rent and expenses, net	(169,217)	(171,887)	(141,130)	(120,252)	(61,350)
Amortization of above and below-market leases, net	47,228	55,870	79,101	63,243	37,970
Deferred tax expense	603	3,552	—	—	—
Proportionate share of adjustments for unconsolidated entities	(2,991)	(2,078)	932	(4,239)	(1,948)
Excess of redemption value over carrying value of preferred shares redeemed	—	5,116	—	—	—
Other adjustments[4]	20,193	7,035	23,041	28,540	6,261
AFFO available to common stockholders	**3,885,898**	**3,621,437**	**2,774,870**	**2,401,359**	**1,488,753**
AFFO allocable to dilutive noncontrolling interests	9,323	6,599	5,540	4,033	1,619
Diluted AFFO	**3,895,221**	**3,628,036**	**2,780,410**	**2,405,392**	**1,490,372**
AFFO per common share (Diluted)	**4.28**	**4.19**	**4.00**	**3.92**	**3.59**
Weighted average number of common shares used for Diluted AFFO	**911,015**	**865,842**	**694,819**	**613,473**	**415,270**
Year-Over-Year Growth Rate	**2.1%**	**4.8%**	**2.0%**	**9.2%**	**5.9%**

* Refer to the next page for footnotes.

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Q1 2026 Supplemental Operating & Financial Data 52

Table of Contents

Q1 2026 Supplemental Operating & Financial Data 53 Table of Contents ↪ Appendix (Continued) (USD and shares in thousands, except per share amounts) (unaudited) (1) AFFO is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric. (2) Refer to the reconciling items for Normalized FFO presented on the FFO and Normalized FFO page. (3) Includes the amortization of the purchase price allocated to interest rate swaps acquired in the merger with Spirit. (4) Includes primarily non-cash foreign currency losses (gains) from remeasurement to USD, mark-to-market adjustments on investments and derivatives that are non-cash in nature, obligations related to financing lease liabilities, and adjustments allocable to noncontrolling interests.

Q1 2026 Supplemental Operating & Financial Data 54 Appendix (Continued) (USD in thousands) (unaudited) Table of Contents ↪ Years ended December 31, 2025 December 31, 2024 December 31, 2023 December 31, 2022 ($) ($) ($) ($) Net income 1,069,783 867,341 876,914 872,416 Interest 1,134,879 1,016,955 730,423 465,223 Income taxes 85,346 66,601 52,021 45,183 Depreciation and amortization 2,524,200 2,395,644 1,895,177 1,670,389 Provisions for impairment 471,335 425,833 87,082 25,860 Merger, transaction, and other costs, net 24,214 96,292 14,464 13,897 Gain on sales of real estate (177,640) (117,275) (25,667) (102,957) Foreign currency and derivative loss (gain), net 28,653 (3,420) 13,414 13,311 (Gain) loss on extinguishment of debt — — — (367) Other income, net (29,417) (23,606) (23,789) (30,511) Equity in (earnings) losses of unconsolidated entities (13,330) (7,793) (2,546) 6,448 Adjusted EBITDA 5,118,023 4,716,572 3,617,493 2,978,892 Total Revenue Rental revenue (including reimbursements) 5,437,332 5,043,748 3,958,150 3,299,657 Rental revenue (reimbursements) 340,398 303,088 274,201 184,685 Rental revenue (excluding reimbursements) 5,096,934 4,740,660 3,683,949 3,114,972 Other revenue 312,045 227,394 120,843 44,024 Total revenue (excluding reimbursements) 5,408,979 4,968,054 3,804,792 3,158,996 Adjusted EBITDA Margin 94.6% 94.9% 95.1% 94.3% RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA MARGIN(1) (1) Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Please see the Glossary for definitions and an explanation of how we utilize these metrics.

Q1 2026 Supplemental Operating & Financial Data 55 Appendix (Continued) (USD in thousands) (unaudited) Table of Contents ↪ Three months ended March 31, 2026 December 31, 2025 September 30, 2025 June 30, 2025 March 31, 2025 ($) ($) ($) ($) ($) Net income 320,935 301,636 317,674 199,011 251,462 Interest 291,940 288,199 294,482 283,824 268,374 Income taxes 26,195 21,800 23,824 24,065 15,657 Depreciation and amortization 630,275 635,435 631,981 647,849 608,935 Executive severance charge 1,591 — — — — Provisions for impairment 129,268 124,411 86,972 143,363 116,589 Merger, transaction, and other costs, net 10,787 10,261 13,343 331 279 Gain on sales of real estate (35,642) (67,430) (49,107) (38,566) (22,537) Foreign currency and derivative loss (gain), net 17,020 18,902 2,818 4,388 2,545 Other income, net (15,110) (4,866) (10,015) (7,369) (7,167) Equity in earnings of unconsolidated entities (2,669) (2,624) (3,080) (3,269) (4,357) Adjusted EBITDA 1,374,590 1,325,724 1,308,892 1,253,627 1,229,780 Total Revenue Rental revenue (including reimbursements) 1,440,817 1,399,585 1,386,502 1,338,188 1,313,057 Rental revenue (reimbursements) 97,485 83,079 82,517 87,424 87,378 Rental revenue (excluding reimbursements) 1,343,332 1,316,506 1,303,985 1,250,764 1,225,679 Other revenue 107,910 88,357 84,050 72,190 67,448 Total revenue (excluding reimbursements) 1,451,242 1,404,863 1,388,035 1,322,954 1,293,127 Adjusted EBITDA Margin 94.7% 94.4% 94.3% 94.8% 95.1% RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA MARGIN(1) (1) Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Please see the Glossary for definitions and an explanation of how we utilize these metrics.

Q1 2026 Supplemental Operating & Financial Data 56 Appendix (Continued) (USD in thousands) (unaudited) Table of Contents ↪ Three months ended December 31, 2024 September 30, 2024 June 30, 2024 March 31, 2024 ($) ($) ($) ($) Net income 201,350 271,124 260,968 133,899 Interest 268,149 261,261 246,931 240,614 Income taxes 20,102 15,355 15,642 15,502 Depreciation and amortization 606,671 602,339 605,570 581,064 Provisions for impairment 142,966 96,920 96,458 89,489 Merger, transaction, and other costs, net (9,176) 8,610 2,754 94,104 Gain on sales of real estate (24,985) (50,563) (25,153) (16,574) Foreign currency and derivative loss (gain), net (535) 1,672 (511) (4,046) Other income, net (7,313) (4,739) (6,108) (5,446) Equity in (earnings) losses of unconsolidated entities (2,353) (5,087) (2,029) 1,676 Adjusted EBITDA 1,194,876 1,196,892 1,194,522 1,130,282 Total Revenue Rental revenue (including reimbursements) 1,279,698 1,271,153 1,284,728 1,208,169 Rental revenue (reimbursements) 75,505 74,300 80,568 72,715 Rental revenue (excluding reimbursements) 1,204,193 1,196,853 1,204,160 1,135,454 Other revenue 60,601 59,762 54,715 52,316 Total revenue (excluding reimbursements) 1,264,794 1,256,615 1,258,875 1,187,770 Adjusted EBITDA Margin 94.5% 95.2% 94.9% 95.2% RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA MARGIN(1) (1) Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Please see the Glossary for definitions and an explanation of how we utilize these metrics.

Appendix (Continued)

(USD in thousands) (unaudited)

RECONCILIATION OF CASH G&A EXPENSES[1] (% OF GAV)[2]

	Three months ended								
	March 31, 2026 ($)	December 31, 2025 ($)	September 30, 2025 ($)	June 30, 2025 ($)	March 31, 2025 ($)	December 31, 2024 ($)	September 30, 2024 ($)	June 30, 2024 ($)	March 31, 2024 ($)
General and administrative	58,885	54,142	55,039	49,329	44,044	49,114	41,869	45,070	40,842
Share-based compensation	11,383	9,042	7,719	8,110	5,899	9,821	6,401	7,267	9,252
Cash G&A expenses[1]	47,502	45,100	47,320	41,219	38,145	39,293	35,468	37,803	31,590
Gross asset value (GAV)[2]	83,646,995	81,574,148	79,739,212	79,568,070	77,516,371	76,216,122	75,535,215	74,754,928	74,720,721
Cash G&A as % of GAV	**6 bps**	**6 bps**	**6 bps**	**5 bps**	**5 bps**	**5 bps**	**5 bps**	**5 bps**	**4 bps**

	Years ended			
	December 31, 2025 ($)	December 31, 2024 ($)	December 31, 2023 ($)	December 31, 2022 ($)
General and administrative	202,554	176,895	144,536	138,459
Share-based compensation	30,770	32,741	26,227	21,617
Cash G&A expenses[1]	171,784	144,154	118,309	116,842
Gross asset value (GAV)[2]	81,574,148	76,216,122	63,851,475	54,577,257
Cash G&A as % of GAV	**21 bps**	**19 bps**	**19 bps**	**21 bps**

(1) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs.

(2) Please see the Glossary for our definition of Gross Asset Value.

REALTY INCOME

Q1 2026 Supplemental Operating & Financial Data 57

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Appendix (Continued)

(USD in thousands) (unaudited)

RECONCILIATION OF PROPERTY EXPENSES (NON-REIMBURSEMENTS)(% OF TOTAL REVENUE)[(1)]

	Three months ended			
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	($)	($)	($)	($)
Property (including reimbursements)	116,843	108,076	106,621	107,422
Tenant reimbursements	97,485	83,079	82,517	87,424
Property (excluding reimbursements)	19,358	24,997	24,104	19,998
Total revenue (excluding reimbursements)	1,451,242	1,404,863	1,388,035	1,322,954
Property expenses (non-reimbursements)(% of total revenue)[(1)]	**1.3%**	**1.8%**	**1.7%**	**1.5%**

	Three months ended				
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	($)	($)	($)	($)	($)
Property (including reimbursements)	106,681	96,309	92,154	99,851	89,361
Tenant reimbursements	87,378	75,457	74,348	80,568	72,715
Property (excluding reimbursements)	19,303	20,852	17,806	19,283	16,646
Total revenue (excluding reimbursements)	1,293,127	1,264,794	1,256,615	1,258,875	1,187,770
Property expenses (non-reimbursements)(% of total revenue)[(1)]	**1.5%**	**1.6%**	**1.4%**	**1.5%**	**1.4%**

	Years ended			
	December 31, 2025	December 31, 2024	December 31, 2023	December 31, 2022
	($)	($)	($)	($)
Property (including reimbursements)	428,800	377,675	316,964	226,330
Tenant reimbursements	340,398	303,088	274,201	184,685
Property (excluding reimbursements)	88,402	74,587	42,763	41,645
Total revenue (excluding reimbursements)	5,408,979	4,968,054	3,804,792	3,158,996
Property expenses (non-reimbursements)(% of total revenue)[(1)]	**1.6%**	**1.5%**	**1.1%**	**1.3%**

(1) Total revenue excluding client reimbursements.

REALTY INCOME

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Q1 2026 Supplemental Operating & Financial Data 59 Three Months Ended March 31, 2026 GAAP Reconciliation: ($) Net Income 320,935 General and administrative 58,885 Depreciation and amortization 630,275 Provisions for impairment 129,268 Merger, transaction and other costs 10,787 Interest expense 291,940 Gain on sales of real estate (35,642) Foreign currency and derivative loss, net 17,020 Equity in earnings of unconsolidated entities (2,669) Other income, net (15,110) Income taxes 26,195 Other revenue (6,002) Consolidated NOI 1,425,882 Less: Straight-line rental revenue (41,225) Plus: Amortization of above and below-market leases, net 13,880 Less: Other non-cash adjustments (38) Plus: Pro-rata share of unconsolidated cash revenues 20,276 Less: Noncontrolling interest share of cash revenues (24,897) Less: Pro-rata share of unconsolidated expenses — Plus: Noncontrolling interests share of expenses 115 Pro-Rata Cash NOI(1) 1,393,993 Table of Contents ↪ (1) Please see the Glossary for a description of our non-GAAP measures and for details on how they are calculated. Appendix (Continued) (USD in thousands) (unaudited) RECONCILIATION OF NET INCOME TO PRO-RATA CASH NOI(1)